                                                                  Exhibit  4.4

- --------------------------------------------------------------------------------

           TERM LOAN, TERM LOAN FACILITY AND SEASONAL LOAN AGREEMENT
                                  by and among
                             PF ACQUISITION CORP.,
                           CURTICE-BURNS FOODS, INC.
                                      and
                       SPRINGFIELD BANK FOR COOPERATIVES
                          Dated as of November 3, 1994

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION 1.     DEFINITIONS AND ACCOUNTING TERMS
               Section 1.1    Defined Terms.............................................................      1
               Section 1.2    Accounting Terms..........................................................     15
SECTION 2.     AMOUNT AND TERMS OF THE LOANS
               Section 2.1    Term Loan.................................................................     15
               Section 2.2    Term Note.................................................................     15
               Section 2.3    Amortization of Term Loan.................................................     16
               Section 2.4    Term Loan Facility........................................................     16
               Section 2.5    Term Loan Facility Note...................................................     16
               Section 2.6    Amortization of Term Loan Facility Loans..................................     17
               Section 2.7    Seasonal Loan Facility....................................................     17
               Section 2.8    Seasonal Loan Note........................................................     17
               Section 2.9    Repayment of Seasonal Loans...............................................     17
               Section 2.10   Annual Repayment Period...................................................     18
               Section 2.11   Notice and Manner of Borrowing............................................     18
               Section 2.12   Conversions and Renewals..................................................     19
               Section 2.13   Interest..................................................................     20
               Section 2.14   Fees......................................................................     23
               Section 2.15   Authorization for Notes...................................................     23
               Section 2.16   Prepayments; Prepayment Fee...............................................     23
               Section 2.17   Method of Payment.........................................................     24
               Section 2.18   Use of Proceeds...........................................................     25
               Section 2.19   Illegality................................................................     25
               Section 2.20   Impossibility.............................................................     26
               Section 2.21   Increased Cost............................................................     26
               Section 2.22   [Intentionally Omitted]...................................................     27
               Section 2.23   Funding Loss Indemnification..............................................     27
               Section 2.24   Guaranties................................................................     28
               Section 2.25   Security..................................................................     28
SECTION 3.     LETTERS OF CREDIT
               Section 3.1    Letter of Credit Accommodations...........................................     30
               Section 3.2    Conditions Precedent......................................................     30
               Section 3.3    Obligations...............................................................     31
               Section 3.4    Reimbursement Obligations.................................................     31
               Section 3.5    Indemnification...........................................................     32
               Section 3.6    Fees and Commissions......................................................     32
               Section 3.7    L/C Limit.................................................................     32
               Section 3.8    Exculpation and Release...................................................     33
               Section 3.9    Compliance with Law; Borrower's Risk......................................     33

SECTION 4.     CONDITIONS PRECEDENT
               Section 4.1    Conditions Precedent to Loans and Letter of Credit
                                Accommodations as of Closing Date.......................................     34
               Section 4.2    Conditions Precedent to All Loans and Letter of Credit
                                Accommodations..........................................................     38
SECTION 5.     REPRESENTATIONS AND WARRANTIES
               Section 5.1    Incorporation, Good Standing, and Due Qualification.......................     39
               Section 5.2    Corporate Power and Authority.............................................     39
               Section 5.3    Legally Enforceable Agreement.............................................     39
               Section 5.4    Labor Disputes and Acts of God............................................     39
               Section 5.5    Other Agreements..........................................................     40
               Section 5.6    Litigation................................................................     40
               Section 5.7    No Defaults on Outstanding Judgments or Orders............................     40
               Section 5.8    Ownership and Liens.......................................................     40
               Section 5.9    Subsidiaries and Ownership of Stock.......................................     40
               Section 5.10   ERISA.....................................................................     41
               Section 5.11   Operation of Business.....................................................     41
               Section 5.12   Taxes.....................................................................     41
               Section 5.13   Debt......................................................................     41
               Section 5.14   Environment...............................................................     42
               Section 5.15   Solvency..................................................................     43
SECTION 6.     AFFIRMATIVE COVENANTS
               Section 6.1    Maintenance of Existence..................................................     43
               Section 6.2    Maintenance of Records....................................................     43
               Section 6.3    Maintenance of Properties.................................................     44
               Section 6.4    Conduct of Business.......................................................     44
               Section 6.5    Maintenance of Insurance..................................................     44
               Section 6.6    Compliance With Laws......................................................     44
               Section 6.7    Right of Inspection.......................................................     44
               Section 6.8    Environment...............................................................     44
               Section 6.9    Monthly Borrowing Base Certificates.......................................     45
               Section 6.10   Title Reports, Title Insurance and Survey.................................     45
SECTION 7.     NEGATIVE COVENANTS
               Section 7.1    Liens.....................................................................     45
               Section 7.2    Debt......................................................................     48
               Section 7.3    Mergers, Etc..............................................................     49
               Section 7.4    Leases....................................................................     49
               Section 7.5    Sale and Leaseback........................................................     49
               Section 7.6    [Intentionally Omitted]...................................................     50
               Section 7.7    Sale of Assets............................................................     50
               Section 7.8    Investments...............................................................     50

               Section 7.9    Guaranties, Etc...........................................................     51
               Section 7.10   Transactions With Affiliates..............................................     51
               Section 7.11   Fiscal Year...............................................................     51
SECTION 8.     INVESTMENT BY BORROWER IN STOCK OF BANK
               Section 8.1    Initial Investment in Class C Stock.......................................     51
               Section 8.2    Quarterly Investment in Class C Stock.....................................     52
               Section 8.3    Security for Bank Stock Purchase Obligations..............................     52
               Section 8.4    Pledge of Bank Stock and Patron's Equities................................     52
SECTION 9.     EVENTS OF DEFAULT
               Section 9.1    Events of Default.........................................................     53
               Section 9.2    Remedies..................................................................     56
SECTION 10.    MISCELLANEOUS
               Section 10.1   Account Stated............................................................     57
               Section 10.2   Amendments, Etc...........................................................     57
               Section 10.3   Notices...................................................................     57
               Section 10.4   No Waiver.................................................................     58
               Section 10.5   Successors and Assigns....................................................     58
               Section 10.6   Assignments and Participations............................................     58
               Section 10.7   Costs, Expenses, and Taxes................................................     59
               Section 10.8   Integration...............................................................     59
               Section 10.9   Indemnity.................................................................     59
               Section 10.10  Governing Law.............................................................     60
               Section 10.11  Consent to Jurisdiction...................................................     60
               Section 10.12  Waiver of Jury Trial......................................................     60
               Section 10.13  [Intentionally Omitted]...................................................     60
               Section 10.14  Severability of Provisions................................................     60
               Section 10.15  Headings..................................................................     60
               Section 10.16  Counterparts..............................................................     61

                                                               iii

                             SCHEDULES AND EXHIBITS

Schedule 1.1              --  Subsidiary Guarantors
Schedule 2.25(a)(iv)      --  List of Borrower's Real Property Collateral
Schedule 2.25(c)(ii)      --  List of Subsidiaries Real Property Collateral
Schedule 3.1              --  List of Existing Letters of Credit
Schedule 3.2              --  Letter of Credit Fees and Commissions
Schedule 4.1(i)           --  List of Uniform Commercial Code Filing Jurisdictions
Schedule 4.1(m)           --  List of Borrower's and Subsidiaries' Jurisdictions of Incorporation and Qualification
                              as a Foreign Corporation
Schedule 4.1(q)           --  Permitted Transactions
Schedule 5.5              --  Agreements with Material Adverse Effect
Schedule 5.6              --  Litigation
Schedule 5.9              --  List of Subsidiaries and Ownership of Capital Stock Thereof
Schedule 5.10             --  Exceptions to ERISA Minimum Plan Funding Compliance
Schedule 5.12             --  Outstanding Tax Returns and/or Unpaid Tax Liabilities
Schedule 5.13             --  List of Credit Agreements, Etc.
Schedule 5.14             --  Exceptions to Environmental Law Compliance
Schedule 7.2(b)           --  Permitted Debt
Exhibit A                 --  Form of Term Note
Exhibit B                 --  Form of Term Loan Facility Note
Exhibit C                 --  Form of Seasonal Loan Note
Exhibit D                 --  Form of Parent Guaranty
Exhibit E                 --  Form of Subsidiaries Guaranty

Exhibit F                 --  Form of Borrower Security Agreement
Exhibit G                 --  Form of Borrower Trademark Security Agreement
Exhibit H                 --  Form of Borrower Patent Security Agreement
Exhibit I                 --  Form of Parent Security Agreement
Exhibit J                 --  Form of Subsidiaries Security Agreement
Exhibit K                 --  Form of Opinion of Howard, Darby and Levin
Exhibit L                 --  Form of Opinion of Harris, Beach & Wilcox
Exhibit M                 --  Form of Borrowing Base Certificate

                                                   ii

           TERM LOAN, TERM LOAN FACILITY AND SEASONAL LOAN AGREEMENT

     TERM LOAN, TERM LOAN FACILITY AND SEASONAL LOAN AGREEMENT dated as of November 3, 1994 between PF ACQUISITION CORP., a New York corporation ('PF'), and CURTICE-BURNS FOODS, INC., a New York corporation, ('CURTICE-BURNS', and together with PF, individually and collectively, jointly and severally, the 'BORROWER') and SPRINGFIELD BANK FOR COOPERATIVES, a corporation established under the laws of the United States of America and continuing as a federally-chartered instrumentality of the United States under the Farm Credit Act of 1971, as amended (together with its permitted successors and assigns, the 'BANK').

- ----------------------------------------------------------

                                  WITNESSETH:

     WHEREAS, PF is a wholly-owned subsidiary of Pro-Fac Cooperative, Inc. ('PARENT'), a New York cooperative corporation and an eligible farmers' cooperative association as defined by the Farm Credit Act of 1971, as amended;

     WHEREAS, PF and Curtice-Burns have entered into the Merger Agreement (as defined below):

     WHEREAS, PF and Curtice-Burns have requested the Bank to provide financial accommodations, including financial accommodations required to consummate the transactions contemplated by the Merger Agreement, and the Bank has agreed to provide such financial accommodations upon the terms and subject to the conditions of this Agreement;

     WHEREAS, Curtice-Burns will be the survivor of the merger of PF with and into Curtice-Burns upon consummation of such merger;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          'ACQUISITION FACILITY FEE' shall have the meaning assigned to such term in Section 2.14.

          'ADDITIONAL  COSTS' shall  have the meaning  assigned to  such term in
     Section 2.21.

     'AFFILIATE' means any Person (A) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary;
(B) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (C) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary; provided that the Bank shall not be deemed an Affiliate of Parent or any of its Subsidiaries. The term 'control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     'AGREEMENT' means this Term Loan, Term Loan Facility and Seasonal Loan Agreement, as amended, supplemented, or modified from time to time.

     'ANNUAL CASH SWEEP' means, for any Fiscal Year of the Parent, an amount equal to eighty percent (80%) of the following amount calculated with respect to the Parent on a consolidated basis: net income after taxes and interest before patronage distribution, plus depreciation (excluding depreciation of Capital Leases), amortization (including amortization of deferred finance charges), and adjustments to reconcile net income to net cash provided by operating activities made in accordance with GAAP, less scheduled principal installments payable and paid during such Fiscal Year with respect to the Term Loan, capital expenditures made during such Fiscal Year, Restricted Payments (as defined in the Parent Guaranty) made to the holders of preferred and common stock of the Parent and that are not in violation of paragraph 9.6 of the Parent Guaranty, cash dividends paid to the holders of preferred stock of the Borrower, and cash patronage payments made to the members of the Parent for such Fiscal Year.

     'BANK STOCK' shall have the meaning assigned to such term in Section 8.1.

     'BANKRUPTCY CODE' shall mean title 11 of the united states code as enacted in 1978, as the same may have heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     'BORROWER' shall have the meaning assigned to such term in the first sentence of this Agreement.

     'BORROWER  MORTGAGES'  shall  have the  meaning  assigned to  such  term in
Section 2.25.

     'BORROWER PATENT SECURITY AGREEMENT' shall have the meaning assigned to such term in Section 2.25.

     'BORROWER SECURITY AGREEMENT' shall have the meaning assigned to such term in Section 2.25.

     'BORROWER TRADEMARK SECURITY AGREEMENT' shall have the meaning assigned to such term in Section 2.25.

     'BORROWING BASE' shall mean, as of any date of determination, an amount equal to:

             (i) sixty percent (60%) of the face amount of the Eligible Accounts as of such date,

             plus (ii) fifty percent (50%) of the amount of the Eligible Inventory as of such date, valued at the lower of its cost (calculated on a first-in-first-out basis) or market value.

          'BORROWING BASE CERTIFICATE' shall have the meaning assigned to such term in Section 6.9.

          'BUSINESS DAY' means any day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York and, if the applicable day relates to a LIBOR Loan, LIBOR Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London Interbank Market and banks are open for business in London.

          'CAPITAL LEASES' means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

          'CHANGE OF CONTROL' means the occurrence of any of the following, other than in connection with the Offer or the Merger: (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Parent's or the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (b) the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owns, directly or indirectly, (i) more than fifty percent (50%) of the voting power of the voting stock of the Parent or the Borrower or (ii) more than thirty percent (30%) of the voting power of the voting stock of the Borrower if the Parent owns, directly or indirectly, a lesser percentage than such Person or group of the voting power of the voting stock of the Borrower, (c) the first date on which any Person or group (as defined above) shall have elected, or caused to be elected, a sufficient number of its or their nominees to the Board of Directors of the Parent or the Borrower such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of the Parent or the Borrower, as the case may be or (d) for a period of one-hundred-twenty (120) consecutive days, the number of Disinterested Directors on the Board of Directors of the Borrower being less than the greater of (A) two and (B) the number of the directors of the Borrower who are Parent directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Parent or the Borrower shall be deemed to be a transfer of such portion of the voting stock owned by such entity as corresponds to the portion of the equity of such entity that has been so transferred.

          'CLOSING DATE' means November 3, 1994 or such other date as may be agreed upon by the parties hereto.

          'CODE' means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

          'COLLATERAL' means all property which is subject or is to be subject to the Lien granted by any Obligor pursuant to the Security Documents.

          'COMMITMENT' means the Bank's obligation to make Loans to the Borrower pursuant to Section 2.1, 2.4 and 2.7 in the amounts referred to therein and to provide the Letter of Credit Accommodations described in Section 3.1, all upon and subject to the terms and provisions of this Agreement.

          'COMMITMENT  FEE'  shall have  the meaning  assigned  to such  term in
     Section 2.14.

          'COMMONLY  CONTROLLED  ENTITY'  means   an  entity,  whether  or   not
     incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

          'CURTICE-BURNS' shall have the meaning assigned to such term in the first sentence of this Agreement.

          'DEBT' means, with respect to any Person, without duplication, all items which, in accordance with GAAP, should be included in determining total liabilities as shown on the liability side of a balance sheet as of the date on which such Debt is to be determined and includes, whether or not so reflected, (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations arising in the ordinary course of business, deferred compensation arrangements for employees and obligations under the Marketing Agreement); (d) all indebtedness arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) obligations as lessee under Capital Leases; (f) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (g) monetary obligations under letters of credit; (h) monetary obligations under acceptance facilities; (i) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to assure a creditor against loss.

          'DEFAULT' means any event or condition that would become an Event of Default after notice, or passage of time, or both.

          'DISCOUNT' shall have the meaning assigned to such term in Section 2.13(c).

          'DISINTERESTED DIRECTORS' means directors of the Borrower who are not affiliates of either the Borrower or the Parent.

          'DOLLARS' and the sign '$' mean lawful money of the United States of America.

          'ELIGIBLE ACCOUNTS' means accounts owing to Borrower or any Subsidiary now existing or hereafter arising, each of which accounts meets the following specifications at the time it comes into existence and continues to meet the same until it is collected in full:

             (a) Each of the accounts arose from bona fide completed transactions and is due and payable in full within thirty (30) days, and not more than ninety (90) days have elapsed since the date of the invoice therefor;

             (b) Each of the accounts arose from the sale of goods or from the performance of services by Borrower or a Subsidiary and each of the accounts is evidenced by such agreements, invoices, shipping documents, or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Bank to the extent no return, rejection or repossession has occurred with respect to such goods or services;

             (c) Each of the accounts is not subject to any Lien (other than those granted to the Bank) or to any setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof;

             (d) No information has come to the attention of the Borrower or the Subsidiary that owns the account to indicate that the account is not a valid and legally enforceable obligation of the account debtor or that it is subject to credit, allowance, defense, offset, counterclaim or adjustment by the account debtor, other than any discount allowed for prompt payment;

             (e) Each of the accounts arose in the ordinary course of business of the Borrower or the Subsidiary that owns such account and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by the Borrower or such Subsidiary;

             (f) The account debtor on each of the accounts is not an Affiliate of the Borrower or the Subsidiary;

             (g) Each of the accounts otherwise conforms, to the extent applicable, to all representations, warranties and covenants of this Agreement and the other Loan Documents;

             (h) The amounts of the accounts reported to the Bank are absolutely owing to the Borrower or a Subsidiary, as the case may be, and do not arise from sales or consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent; and

             (i) Accounts owed by a single account debtor and/or its affiliates do not represent more than fifteen percent (15%) of all otherwise Eligible Accounts.

          For purposes of this definition, all accounts now or hereafter owned by Nalley's Canada Limited, other than accounts arising from sales to account debtors located in the United States, shall in no event constitute Eligible Accounts. Any accounts that are not Eligible Accounts shall nevertheless be and remain at all times a part of the Collateral.

          'ELIGIBLE INVENTORY' means that inventory consisting of finished goods held for resale in the ordinary course of business of the Borrower or a Subsidiary that, at any time when eligibility is to be determined, meets all of the following requirements:

             (a) inventory that, to the extent applicable, complies in all material respects with all representations, warranties, and covenants and other applicable provisions of this Agreement and the other Loan Documents;

             (b) inventory that is subject to the first perfected security interest of the Bank and no other liens or security interests, except Permitted Liens;

             (c) inventory that is merchantable and fit for sale;

             (d) inventory that is not consigned to the Borrower or the Subsidiaries;

             (e) inventory that does not consist of packaging or shipping materials, except to the extent that packaging is included in finished goods;

             (f) inventory that meets, in all material respects, all standards imposed by any governmental agency or departmental division thereof having regulatory authority over such inventory, its use or sale;

             (g) inventory that does not consist of bill and hold goods and/or defective goods;

             (h) inventory located at premises in the continental United States that are owned or leased by the Borrower or a Subsidiary;

             (i) inventory that is not subject to a Lien arising under the 'FSA' or 'PACA', as each of said terms is defined in the Borrower Security Agreement.

          For purposes of this definition, all inventory now or hereafter owned by Nalley's Canada Limited located outside of the United States shall in no event constitute Eligible Inventory. Any inventory that is not Eligible Inventory shall nevertheless be and remain at all times part of the Collateral.

          'EXISTING LETTERS OF CREDIT' shall have the meaning assigned to such term in Section 3.1.

          'ERISA' means the Employee Retirement Income Security Act of 1974,  as
     amended   from   time  to   time,   and  the   regulations   and  published
     interpretations thereof.

          'EVENT OF DEFAULT'  shall have the  meaning assigned to  such term  in
     Section 9.1.

          'FINANCING STATEMENTS' shall have the meaning assigned to such term in
     Section 4.1.

          'FISCAL YEAR' means each fiscal year ending on the last Saturday of June.

          'FIXED RATE LOANS' means, collectively, Treasury-Based Loans and LIBOR Loans.

          'FIXED RATE PREPAYMENT' shall have the meaning assigned to such term in Section 2.16.

     'FIXED  RATE PROGRAM LOANS' shall have the meaning assigned to such term in
Section 2.13.

     'FUNDING DATE' shall mean, with respect to any Term Loan Facility Loan or any Seasonal Loan, the date of the funding thereof by the Bank, and in the case of a Fixed Rate Loan that is continued or converted from one type of Fixed Rate Loan to another type of Fixed Rate Loan, the first day of the Interest Period with respect thereto.

     'GAAP' means generally accepted accounting principles in the United States.

     'GOOD FAITH' means honesty in fact in the conduct or transaction concerned,
without  regard  to  whether  standards  which  might  be  deemed   commercially
reasonable have been observed.

     'GUARANTIES' means collectively, the Parent Guaranty and the Subsidiaries Guaranty.

     'GUARANTORS' means, collectively, the Parent and the Subsidiary Guarantors.

     'INSOLVENCY EVENT' shall have the meaning assigned to such term in Section 9.1.

     'INTEREST PERIOD' means (1) with respect to any LIBOR Loan, the period commencing on the date such Loan is made and ending, as the Borrower may select pursuant to Section 2.11, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, and (2) with respect to any Treasury-Based Loan, the period commencing on the Funding Date for such Loan and ending, as the Borrower may select pursuant to Section 2.12, on the numerically corresponding day in the ninth calendar month thereafter or on any of the first through tenth anniversaries, inclusive, of such Funding Date; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

             (a) Each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

             (b) No Interest Period may extend beyond the Termination Date or, in the case of Seasonal Loans, the date on which all Seasonal Loans must be repaid in full pursuant to Section 2.9;

             (c) No Interest Period may extend beyond a principal repayment date for the Term Loan and the Term Loan Facility Loans, respectively, unless, after giving effect thereto, the aggregate principal amount of the LIBOR Loans and Treasury Based Rate Loans having Interest Periods that end after such principal repayment date shall be equal to or less than the principal amount to be outstanding under the Term Loan or the Term Loan Facility, as the case may be, after such principal repayment date; and

             (d) If an Interest Period would end on a day that is not a Business Day, such Interest Period shall end on the immediately preceding Business Day.

          'L/C LIMIT' shall have  the meaning assigned to  such term in  Section
     3.7.

          'LETTER OF CREDIT ACCOMMODATIONS' shall have the meaning assigned to such term in Section 3.1.

          'LETTER OF CREDIT FACILITY' shall have the meaning assigned to such term in Section 3.1.

          'LETTER OF CREDIT LIABILITY' means, at any time, the sum of (a) the Reimbursement Obligations, plus (b) the aggregate undrawn face amount of Letters of Credit then outstanding, plus (c) the aggregate amount of all other commitments or obligations relating to the Letter of Credit Accommodations made or incurred by the Bank for the account or benefit of the Borrower.

          'LIABILITIES' means, at any given time, all liabilities of Borrower and its Affiliates on a combined basis which would be classified as liabilities under GAAP.

          'LIBOR LOANS' means any Loan, when and to the extent that the interest rate therefor is determined by reference to the LIBOR Rate.

          'LIBOR RATE' means an annual rate of interest determined by the Bank as being that rate quoted by Bankers Trust Company at approximately 11:00 A.M. London time for the offering of United States Dollar deposits in the London Interbank Market for the Interest Period selected by the Borrower, as taken from the so-called 'Reuters Screen', in accordance with the usual practice in such market, two (2) Business Days prior to the Funding Date for a requested LIBOR Loan (including those requested in connection with the conversion of a Variable Rate Loan to a LIBOR Loan in accordance with
     Section 2.12 hereof), or for a LIBOR Loan which Borrower has elected to continue as a LIBOR Loan beyond the expiration of the then current Interest Period with respect thereto, for deposits of Dollars in amounts equal (as nearly as may be estimated) to the amount of the LIBOR Loan which shall then be loaned by the Bank to Borrower as of the time of such determination.

          'LIEN' means any mortgage, deed of trust, statutory trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          'LOANS' means, collectively, the Term Loan, the Term Loan Facility Loans, and the Seasonal Loans.

          'LOAN DOCUMENTS' means, collectively, this Agreement, the Notes, the Guaranties, the Security Documents, and all related documents, instruments and agreements executed and delivered in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          'MARKETING AGREEMENT' means the Marketing and Facilitation Agreement, dated as of November 3, 1994, between the Parent and Curtice-Burns, as such agreement may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          'MEMBER EQUITY' means all net proceeds received by the Parent at any time subsequent to the Closing Date from the sale and issuance by the Parent to its members of equity securities and/or (solely for the purposes of this definition) subordinated debentures (other than the Subordinated Notes) permitted under the Parent Guaranty.

          'MERGER' means the merger of PF with and into Curtice-Burns in accordance with the Merger Agreement.

          'MERGER AGREEMENT' means the Agreement and Plan of Merger dated as of September 27, 1994, executed by and among Parent, PF and Curtice-Burns.

          'MORTGAGES' means, collectively, the Borrower Mortgages and the Subsidiaries Mortgages.

          'MULTIEMPLOYER PLAN' means a Plan described in Section 4001(a)(3) of ERISA.

          'NOTES' means, collectively, the Term Note, the Term Loan Facility Note, and the Seasonal Note and when used in the singular means any one of such Notes.

          'OBLIGATIONS' means any and all obligations, liabilities and indebtedness of the Borrower to the Bank of every kind and description now existing and hereafter arising under this Agreement or any other Loan Documents, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the initial or any renewal term hereof, or after the commencement of any case with respect to the Borrower under the Bankruptcy Code or any similar statute, including, without limitation, all principal, interest, financing charges, fees, commissions and expenses payable to the Bank, including, but not limited to, reasonable attorneys' fees and disbursements, chargeable to Borrower and due from the Borrower under this Agreement or any other Loan Documents.

          'OBLIGORS'  shall have  the meaning assigned  to such  term in Section
     4.1.

          'OFFER' means the Offer to Purchase for Cash all outstanding Class A and Class B Shares of Common Stock of Curtice-Burns Foods, Inc. at Nineteen Dollars ($19) Net Per Share by PF Acquisition Corp., a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., dated October 4, 1994, as the same may be amended, modified or supplemented.

          'PBGC' means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          'PARENT' shall have the meaning assigned to such term in the first sentence of the recitals of this Agreement.

          'PARENT GUARANTY'  shall have  the meaning  assigned to  such term  in
     Section 2.24.

          'PERMITTED  LIENS' shall  have the meaning  assigned to  such terms in
     Section 7.1.

          'PERSON' means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          'PLAN' means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an 'employer' as defined in Section 3(5) of ERISA.

          'PRIME LOANS' means any Loans when and to the extent that the interest rate therefor is determined by reference to the Prime Rate.

          'PRIME RATE' means the highest 'prime rate' of interest quoted from time to time by The Wall Street Journal as the base rate on corporate loans at large United States money center commercial banks, provided, however, that in the event that The Wall Street Journal ceases quoting a 'Prime Rate' of the type described, Prime Rate shall mean the highest per annum rate of interest quoted as the 'Bank Prime Loan' rate for 'This Week' in Statistical Release H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System. The Prime Rate shall change effective on the date of the publication of any change in the applicable index by which such Prime Rate is determined.

          'PRINCIPAL OFFICE' means the Bank's office at 67 Hunt Street, Agawam, Massachusetts 01001.

          'PROGRAM RATE' shall have the meaning assigned to such term in Section 2.13.

          'PROHIBITED TRANSACTION' means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

          'REAL PROPERTY COLLATERAL' means all Collateral consisting of real property and interests in real property upon which the Bank at any time holds a Lien.

          'REGULATORY CHANGE' shall have  the meaning assigned  to such term  in
     Section 2.21.

          'REIMBURSEMENT OBLIGATIONS' shall have the meaning assigned to such term in Section 3.4.

          'REPORTABLE EVENT' means any of the events set forth in Section 4043 of ERISA.

          'RETAINS' means patronage income allocated but not distributed to members of the Parent and retained as such members' equity in the Parent.

          'SEASONAL LOAN COMMITMENT' shall have the meaning assigned to such term in Section 2.7.

          'SEASONAL  LOANS'  shall have  the meaning  assigned  to such  term in
     Section 2.7.

          'SEASONAL NOTE'  shall  have the  meaning  assigned to  such  term  in
     Section 2.8.

          'SECURITY   DOCUMENTS'  means,  collectively,  the  Borrower  Security
     Agreement,  the  Parent  Security  Agreement,  the  Subsidiaries   Security
     Agreement, the Borrower Patent Security Agreement, the Borrower

Trademark Security Agreement, the Borrower Mortgages and the Subsidiaries Mortgages, and all related documents, instruments and agreements executed and delivered in connection therewith pursuant to which any Lien is granted in favor of the Bank or perfected, as the same may now exist or may hereafter be amended, modified, supplemented, extended, restated or replaced.

     'SUBORDINATED NOTES' means, collectively, the Subordinated Notes issued by the Borrower pursuant to the Subordinated Notes Indenture and any senior subordinated notes issued upon exchange thereof, substantially as described in the Offering Memorandum dated October 24, 1994.

     'SUBORDINATED NOTES INDENTURE' means the Indenture dated November 3, 1994 executed by and between the Borrower and the Trustee, pursuant to which the Subordinated Notes have been issued and payment and performance thereof are governed and any indenture entered into in replacement thereof in connection with the exchange of the Subordinated Notes issued on or about November 3, 1994.

     'SUBSIDIARY' means, as to the Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

     'SUBSIDIARY GUARANTORS' means, collectively, the Subsidiaries identified on
Schedule 1.1 annexed hereto.

     'SUBSIDIARIES  GUARANTY' shall  have the meaning  assigned to  such term in
Section 2.24.

     'SUBSIDIARIES MORTGAGES' shall have  the meaning assigned  to such term  in
Section 2.25.

     'SUBSIDIARIES SECURITY AGREEMENT' shall have the meaning assigned to such term in Section 2.25.

     'TERMINATION DATE' means, with respect to the Term Loan and the Term Loan Facility, November 2, 2004.

     'TERM LOAN' shall have the meaning assigned to such term in Section 2.1.

     'TERM  LOAN  FACILITY' shall  have  the meaning  assigned  to such  term in
Section 2.4.

     'TERM LOAN FACILITY LOANS' shall have the meaning assigned to such term  in
Section 2.4 and when used in the singular shall mean any one of such Loans.

     'TERM NOTE' shall have the meaning assigned to such term in Section 2.2.

     'TERM  LOAN FACILITY NOTE' shall have the  meaning assigned to such term in
Section 2.5.

     'TRANCHE' shall have the meaning assigned to such term in Section 2.13.

     'TRANCHE MATURITY DATE'  shall have the  meaning assigned to  such term  in
Section 2.13.

     'TREASURY-BASED LOANS' means any Loans when and to the extent that the interest rate is determined by reference to the Treasury-Based Rate.

     'TREASURY-BASED RATE' means an annual rate of interest equal to the interest rate for United States Treasury Bills having a maturity equal to the term of the Interest Period selected by the Borrower pursuant to Section 2.12 with respect to a particular Loan and as quoted by The Wall Street Journal, provided, however that if The Wall Street Journal ceases quoting such a rate, the Treasury-Based Rate with respect to such Interest Period shall mean the interest rate for United States Treasury obligations having such maturity as quoted for 'This Week' in Statistical Release H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System.

     'TRUSTEE' means IBJ Schroder Bank & Trust Company and any successor thereto appointed pursuant to the Subordinated Notes Indenture.

     SECTION 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in paragraph 7.4 of the Parent Guaranty, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

SECTION 2. AMOUNT AND TERMS OF THE LOANS

     SECTION 2.1 TERM LOAN. The Bank agrees, upon the terms and subject to the conditions set forth in this Agreement, to make a term loan to the Borrower on the Closing Date in the principal amount of Eighty Million Dollars ($80,000,000) (the 'TERM LOAN').

     SECTION 2.2 TERM NOTE. The Term Loan shall be evidenced by the promissory note of the Borrower (the 'TERM NOTE') in substantially the form of EXHIBIT A annexed hereto, with blanks appropriately filled in. The Term Loan shall be repaid with interest in accordance with this Agreement and the Term Note.

     SECTION 2.3 AMORTIZATION OF TERM LOAN. The principal amount of the Term Loan shall be repaid in twenty (20) equal consecutive semi-annual installments, commencing on the first Business Day of May, 1995 and thereafter on the first Business Day of each November and May, until paid in full, of which the first nineteen (19) installments shall each be in the amount of Four Million Dollars ($4,000,000), and the twentieth and final installment shall be in the amount of the then outstanding principal balance of the Term Loan plus all accrued unpaid interest thereon and other sums and charges due under this Agreement and the Term Note.

     SECTION 2.4 TERM LOAN FACILITY.

     (a) The Bank agrees, upon the terms and subject to the conditions set forth in this Agreement, to make, in addition to the Term Loan, one or more term loans to the Borrower (the 'TERM LOAN FACILITY'; the Loans made under the Term Loan Facility are collectively referred to herein as the 'TERM LOAN FACILITY LOANS'), from time to time during the period from the Closing Date up to but not including November 3, 1999, in an aggregate principal amount of up to One Hundred Twenty Million Dollars ($120,000,000). Each Term Loan Facility Loan that shall not utilize the full amount of the Commitment therefor shall be in an amount not less than One Million Dollars ($1,000,000). Each Term Loan Facility Loan may be made as a Prime Loan, LIBOR Loan or Treasury-Based Loan.

     (b) Notwithstanding anything to the contrary contained in Section 2.4(a), the Borrower shall be permitted to borrow amounts previously repaid under the Term Loan Facility at any time, and from time to time during the period from the Closing Date up to but not including November 3, 1999, in an amount which, together with all amounts previously repaid and re-borrowed pursuant to this
Section 2.4(b), shall not exceed, in the aggregate, the lesser of (i) Member Equity and any federal income tax refund received by the Borrower or the Parent with respect to income tax returns filed on or prior to October 31, 1993 for the Fiscal Year ending in June, 1993 and any Fiscal Year prior thereto, in each case theretofore applied to the repayment of the outstanding principal balance of the Term Loan Facility and (ii) (A) Twenty Five Million Dollars ($25,000,000) if such re-borrowing occurs on or before June 30, 1996 and (B) Twenty Million Dollars ($20,000,000) if such re-borrowing occurs on or after July 1, 1996.

     SECTION 2.5 TERM LOAN FACILITY NOTE. The Term Loan Facility Loans shall be evidenced by a promissory note of the Borrower (the 'TERM LOAN FACILITY NOTE') in substantially the form of EXHIBIT B attached hereto, with blanks appropriately filled in. The Term Loan Facility Loans shall be repaid with interest in accordance with this Agreement and the Term Loan Facility Note.

     SECTION 2.6 AMORTIZATION OF TERM LOAN FACILITY LOANS. The principal amount of the Term Loan Facility Loans shall be repaid (a) from the Closing Date through September 1, 1999, in five (5) consecutive annual installments on September 1 of each calendar year, in an amount equal to the Annual Cash Sweep for the Borrower's immediately preceding Fiscal Year, and (b) from and after November 3, 1999, in ten (10) equal consecutive semi-annual installments, commencing on the first Business Day of May, 2000 and thereafter on the first Business Day of each November and May, until paid in full. The amount of each of the first nine (9) said principal installments due and payable from and after November 3, 1999 shall be an amount equal to the quotient of (a) the outstanding principal balance of the Term Loan Facility Loan outstanding as of November 3, 1999 divided by (b) ten (10), and the tenth and final installment shall be in the amount of the outstanding principal balance of the Term Loan Facility Loans plus all accrued unpaid interest and other sums and charges due under the Term Loan Facility Note.

     SECTION 2.7 SEASONAL LOAN FACILITY. The Bank agrees, upon the terms and subject to the conditions set forth in this Agreement, to make seasonal loans (the 'SEASONAL LOANS') to the Borrower from time to time during the period from the Closing Date up to but not including the date that is fourteen (14) months after the Closing Date in an aggregate principal amount not to exceed at any time outstanding the lesser of (a) Eighty-Six Million Dollars ($86,000,000) and
(b) the Borrowing Base (the 'SEASONAL LOAN COMMITMENT'). Each Seasonal Loan that shall not utilize the full amount of the Seasonal Loan Commitment in full and that is requested to be made by the Borrower as a LIBOR Loan or Treasury-Based Loan shall be in an amount not less than One Million Dollars ($1,000,000). Within the limits of the Seasonal Loan Commitment, the Borrower may borrow, repay pursuant to
Section 2.16 and reborrow under this Section 2.7. Each Seasonal Loan may be made as a Prime Loan, a LIBOR Loan, or a Treasury-Based Loan. The Bank may, at its option, renew the Seasonal Loan Commitment for one or more successive one
(1)-year periods from and after the expiration of the initial term of the Seasonal Loan Commitment.

     SECTION 2.8 SEASONAL LOAN NOTE. The Seasonal Loans shall be evidenced by a promissory note (the 'SEASONAL NOTE') in substantially the form of EXHIBIT C annexed hereto, with blanks appropriately filled in. The Seasonal Note shall be repaid with interest in accordance with this Agreement and the Seasonal Loan Note.

     SECTION  2.9  REPAYMENT  OF SEASONAL  LOANS.  The principal  amount  of the
Seasonal Loans shall be repaid in full on or before the date that is 18 months after the Closing Date, provided, however, that to the extent that the outstanding principal amount thereof exceeds, at the end of any month, the Borrowing Base at the end of such month, such excess(es) shall be immediately due and payable upon demand by the Bank.

     SECTION 2.10  ANNUAL REPAYMENT  PERIOD. Notwithstanding  the provisions  of
Section 2.9, the Borrower shall be obligated to repay the Seasonal Loans in full and to maintain the Seasonal Loans in such fully paid status for a period of any fifteen (15) consecutive calendar days during each of its Fiscal Years, each of which fifteen (15) day periods shall be selected by the Borrower.

     SECTION 2.11 NOTICE AND MANNER OF BORROWING.

     (a) The Borrower shall give the Bank written notice (effective upon receipt) of its request for any Term Loan Facility Loans or Seasonal Loans under this Agreement, on or before the requested Funding Date for each Prime Loan, and at least three (3) Business Days before the requested Funding Date for each Fixed Rate Loan, specifying (i) the requested Funding Date for such Loan; (ii) the amount of such Loan; (iii) whether the Loan shall be a Prime Rate, LIBOR Rate or Treasury-Based Loan; and (iv) in the case of a LIBOR Loan or Treasury-Based Loan, the duration of the Interest Period selected by the Borrower applicable thereto. Failure by the Borrower to make such election described in clause (a)(iii) shall be deemed and shall constitute the Borrower's election that the proposed Term Loan Facility Loan or Seasonal Loan, as applicable, shall be a Prime Loan; and failure by the Borrower to make such election described in clause (a)(iv) shall be deemed and shall constitute the Borrower's election that the Interest Period with respect to the requested Loan shall be (X) in the case of a LIBOR Loan, one (1) month, and (Y) in the case of a Treasury-Based Loan, nine (9) months. In lieu of delivering the above-described written notice of a requested Loan, the Borrower may give the Bank a telephonic notice of any requested Loan by the time required under this
Section 2.11; provided, that such notice shall be confirmed in writing by delivery to the Bank (1) immediately of a telecopy of a written notice of a requested Loan which has been signed by an authorized officer of the Borrower and (2) promptly (and in no event later than three (3) Business Days after the Funding Date) of a written notice of a requested Loan containing the original signature of an authorized officer of the Borrower.

     (b) The Borrower shall notify the Bank in writing of the names of the officers authorized to request Loans on behalf of the Borrower, and shall provide the Bank with a specimen signature of each such officer. The Bank shall be entitled to rely conclusively on such officer's authority to request Loans on behalf of the Borrower, until the Bank receives written notice to the contrary. The Bank shall have no duty to verify the authenticity of the signature appearing on any notice of a requested Loan or other writing delivered pursuant to Section 2.11(a), and with respect to an oral request for Loans, the Bank shall have no duty to verify the identity of any individual representing herself/himself as one of the officers authorized to make such request on behalf of the Borrower. Not later than 3:00 P.M. New York time on the Funding Date of the proposed Loan and upon fulfillment of the applicable conditions set forth in
Section 4, the Bank will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to such account as the Borrower shall specify.

     (c) All notices given under this Section 2.11 shall be irrevocable and shall be given not later than 12:00 Noon New York time on the day which is not less than the number of Business Days specified in Section 2.11(a) for such notice. The Bank shall not incur any liability to the Borrower as a result of acting upon any telephonic notice referred to in this Section 2.11, which notice the Bank believes in Good Faith to have been given by a duly authorized officer or other individual authorized to request Loans on behalf of the Borrower or for otherwise acting in Good Faith under this Section 2.11 and, upon the funding of the Term Loan or any Term Loan Facility Loan or Seasonal Loan by the Bank in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall be deemed to have borrowed the Term Loan, a Term Loan Facility Loan or Seasonal Loan hereunder, as the case may be.

     SECTION 2.12 CONVERSIONS AND RENEWALS. The Borrower may elect from time to time to (a) convert all or a part of (i) a Prime Loan into a LIBOR Loan and/or a Treasury-Based Loan, (ii) a LIBOR Loan into a Treasury-Based Loan and/or a Prime Loan and (iii) a Treasury-Based Loan into a Prime Loan and/or a LIBOR Loan, and
(b) in the case of Fixed Rate Loans, to renew all or part of a Loan at the end of the Interest Period with respect thereto, in each case, by giving the Bank written notice thereof at least one (1) Business Day before the conversion of a Fixed Rate Loan into a Prime Loan, at least three (3) Business Days before the conversion into or renewal of a Treasury-Based Loan and at least three (3) Business Days before the conversion into or renewal of a LIBOR Loan, specifying:
(1) the renewal or conversion date for such Loan; (2) the amount of such Loan to be converted or renewed; (3) in the case of conversions, the type of Loan into which the subject existing Loan (or designated portion thereof) shall be converted; and (4) in the case of renewal of or a conversion into a LIBOR or a Treasury-Based Loan, the duration of the Interest Period selected by the Borrower applicable to such Loan (or designated portion thereof); provided that
(i) the minimum principal amount of each Fixed Rate Loan outstanding after giving effect to a renewal or conversion of such Loan (or designated portion thereof) shall be One Million Dollars ($1,000,000); and (ii) a LIBOR Loan and a Treasury-Based Loan can be continued as such or converted into a Prime Loan only on the last day of the Interest Period for such Loans. All notices given under this Section 2.12 shall be irrevocable and shall be given not later than 12:00 Noon New York time on the day which is not less than the number of Business Days specified above for the giving of such notice. If the Borrower shall fail to give the Bank the notice as specified above for the renewal or conversion of a LIBOR or Treasury-Based Loan prior to the end of the Interest Period with respect thereto, such LIBOR Loan or Treasury-Based Loan shall automatically be converted into a Prime Loan on the last day of the Interest Period for such Loan. Notwithstanding anything herein to the contrary set forth in this Section 2.12, in the event of the occurrence and continuation of an

Event of Default, (X) the conversion provided for herein shall not be permitted and (Y) all Fixed Rate Loans shall automatically be converted to a Prime Loan on the last day of the then current Interest Period with respect thereto.

     SECTION 2.13 INTEREST. (a) Solely for purposes of this Section 2.13, the Term Loan and the first Twenty-One Million Dollars ($21,000,000) of the Term Loan Facility Loans made by the Bank to the Borrower shall be divided into the tranches (each, a 'TRANCHE') set forth below, with Tranche No. 1, Tranche No. 2 and Four Million Dollars ($4,000,000) of Tranche No. 3 constituting in the aggregate said first Twenty-One Million Dollars ($21,000,000) of the Term Loan Facility Loans made by the Bank to the Borrower. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of each Tranche (collectively, the 'FIXED RATE PROGRAM LOANS'), from the Closing Date through the respective Tranche Maturity Date ('TRANCHE MATURITY DATE') for each Tranche, at the per annum rate for each respective Tranche (collectively, the 'PROGRAM RATE'), all as set forth below:

TRANCHE                             TRANCHE                                TRANCHE        PROGRAM RATE
NUMBER                           MATURITY DATE                              AMOUNT       ANNUAL PERCENT
- -------   ------------------------------------------------------------   ------------    --------------

    1     May 1, 1995.................................................   $  6,000,000         8.05
    2     November 1, 1995............................................     11,000,000         7.04
    3     May 1, 1996.................................................      8,000,000         8.58
    4     November 1, 1996............................................     15,000,000         9.55
    5     November 1, 1996............................................      5,000,000         7.39
    6     May 1, 1997.................................................      6,000,000         9.00
    7     November 1, 1997............................................      4,000,000         8.68
    8     November 1, 1997............................................      6,000,000         8.68
    9     May 1, 1998.................................................      6,000,000         8.81
   10     November 1, 1998............................................     12,000,000         8.01
   11     November 1, 1999............................................     12,000,000         8.69
   12     November 1, 2000............................................     10,000,000         8.42
     Total Amount of Tranches:                                           $101,000,000

No later than three (3) Business Days before the Tranche Maturity Date for a Tranche, the Borrower shall deliver written notice to the Bank of its election to convert the Fixed Rate Program Loans in such Tranche, in whole or in part, to any of a Prime Loan, a LIBOR Loan, or a Treasury-Based Loan. Said notice shall contain the information required by Section 2.12 with respect to conversion of Loans from one interest rate option to another. If the Borrower shall fail to deliver said notice to the Bank within said time, the Fixed Rate Program Loans in such Tranche shall automatically be converted into a Prime Loan as of the relevant Tranche Maturity Date.

     (b) The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans made under this Agreement, other than with respect to each Tranche of Fixed Rate Program Loans prior to the relevant Tranche Maturity Date therefor:

          (i)for a Prime Loan, at a rate per annum equal to (A) with respect to the Term Loan and the Term Loan Facility Loans, the Prime Rate plus one-half percent (.50%), and (B) with respect to the Seasonal Loans, the Prime Rate minus one-quarter percent (.25%);

          (ii) for a LIBOR Loan, at a rate per annum equal to (A) with respect to the Term Loan and Term Loan Facility Loans, the LIBOR Rate plus two and six-tenths percent (2.6%); and (B) with respect to the Seasonal Loans, the LIBOR Rate plus one and seventy-five hundredths percent (1.75%); and

          (iii) for a Treasury-Based Loan, at a rate per annum equal to (A) with respect to the Term Loan and the Term Loan Facility Loans, the Treasury-Based Rate plus three percent (3%), and (B) with respect to the Seasonal Loans, the Treasury-Based Rate plus two percent (2%);

     (c) Notwithstanding anything to the contrary contained in Section  2.13(b):
(i) if, as and when the difference between (A) the Bank's cost of funds for the Treasury-Based Loans outstanding at any time and (B) the Treasury-Based Rate increases or decreases, then the effective interest rates provided for in
Section 2.13(b)(iii) shall be automatically changed by an amount equal to such increase or decrease with respect to all Loans made by the Bank or converted or renewed by the Borrower pursuant to Section 2.12, in each case on and after the date of such increase or decrease; and (ii) if the Parent achieves a consolidated long term debt to equity ratio, as reflected in a quarterly or annual financial statement delivered to the Bank pursuant to Paragraph 8.8 of the Parent Guaranty, of (A) 2.5:1 or (B) 2.15:1, then, solely with respect to the Term Loan and the Term Loan Facility Loans, the rate of interest provided for Prime Loans and the Fixed Rate Loans in Section 2.13(b) shall be reduced by one-quarter percent (.25%) or one-half percent (.50%) (such interest rate reductions are herein collectively referred to as the 'Discount'), respectively, effective as of the date on which the Bank receives the financial statements reflecting achievement of the ratios set forth in this clause (ii). The applicable Discount shall remain in effect for as long as the Parent maintains the aforesaid respective consolidated long term debt to equity ratio.

     (d) Any change in the effective interest rate for a Prime Loan resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.

     (e) Interest on each Loan and Reimbursement Obligation shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. In calculating interest, the date each Loan is made and the date each Reimbursement Obligation arises shall be included and the date each Loan and each Reimbursement Obligation is repaid shall be excluded from such calculation.

     (f) Interest on the Loans shall be paid in immediately available funds at the Bank's Principal Office monthly, in arrears, on the first Business Day of each calendar month.

     (g) Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand of the Bank, at a rate per annum equal to:

          (i) For the Fixed Rate Program Loans, at the Program Rate plus two percent (2%);

          (ii) For each Prime Loan, at a rate equal to the applicable effective rate for Prime Loans set forth in Section 2.13(b)(i), subject to any Discount then in effect, plus two percent (2%);

          (iii) For each LIBOR Loan, at a rate equal to the applicable effective rate for LIBOR Loans set forth in Section 2.13(b)(ii), subject to any Discount then in effect, plus two percent (2%) from the time of default in payment of principal until the end of the then current Interest Period therefor, and thereafter at a rate equal to the applicable effective rate for Prime Loans set forth in Section 2.13(b)(i) plus two percent (2%); and

          (iv) For each Treasury-Based Loan, at a rate equal to the applicable effective rate for Treasury-Based Loans set forth in Section 2.13(b)(iii), subject to any Discount then in effect, plus two percent (2%) from the time of default in payment of principal until the end of the then current Interest Period therefor, and thereafter at a rate equal to the applicable effective rate for Prime Loans set forth in Section 2.13(b)(i) plus two percent (2%).

     SECTION 2.14 FEES.

     (a) The Borrower agrees to pay to the Bank a non-refundable Acquisition Facility Fee (the 'ACQUISITION FACILITY FEE') in the amount of Two Million One Hundred Forty-Five Thousand Dollars ($2,145,000). The Acquisition Facility Fee shall be deemed earned and shall be payable in full on the Closing Date.

     (b) In consideration of the Bank's Commitment to make Term Loan Facility Loans on the terms and subject to the conditions set forth in this Agreement, the Borrower agrees to pay to the Bank monthly, in arrears, on the first day of each month during the period from the Closing Date through and including September 1, 1999 a commitment fee ('COMMITMENT FEE'), equal to one-quarter percent (1/4%) per annum of the difference, if any, between (i) the Term Loan Facility Commitment of One Hundred Twenty Million Dollars ($120,000,000) and
(ii) the average aggregate outstanding daily principal balance of the Term Loan Facility Loans for each month during said period. The Commitment Fee shall be in addition to all interest and other sums and charges due and payable with respect to the Term Loan Facility Loans.

     SECTION 2.15 AUTHORIZATION FOR NOTES. The Bank is hereby authorized by the Borrower to endorse on any schedule attached to any Note for a Loan the amount and interest rate option in effect with respect to such Loan and each renewal, conversion, and payment of principal amount received by the Bank on account of such Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of such Loan made by the Bank; provided, however that the failure to make such notation with respect to any Loan or renewal, conversion, or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note evidencing such Loan.

     SECTION 2.16 PREPAYMENTS; PREPAYMENT FEE.

     (a) The Borrower may upon at least one (1) Business Days' notice to the Bank in the case of Prime Loans, and at least three (3) Business Days' notice to the Bank in the case of Fixed Rate Loans and Fixed Rate Program Loans, prepay the Notes in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (i) each partial prepayment shall be in a principal amount of not less than One Million Dollars ($1,000,000); (ii) prepayment of a LIBOR Loan or Treasury-Based Loan on any day other than the last day of the Interest Period for such Loan, or prepayment of the Fixed Rate Program Loans on any day other than the Tranche Maturity Date for such Fixed Rate Program Loan, must also be accompanied by (A) any prepayment fee that is due and payable under Section 2.16(c) and (B) any funding loss indemnification payment that the Bank determines is due and payable under
Section 2.23 on account of such prepayment; and (iii) in the case of the Term Note and the Term Loan Facility Note, prepayments shall be applied pro rata to all of the then remaining unpaid principal installments of, the Term Note or, at the Borrower's option, the Term Loan Facility Note;

     (b) The Borrower shall prepay the Term Loan Facility Note, without notice, in an amount equal to the Member Equity received by the Parent, as and when received by the Parent, without premium or penalty, subject, however, to the provisions of Section 2.23;

     (c) Notwithstanding anything to the contrary contained in Section 2.12 or 2.13, the Borrower shall pay to the Bank a prepayment fee with respect to any payment ('FIXED RATE PREPAYMENT') of a Fixed Rate Loan or a Fixed Rate Program Loan made prior to the last day of the Interest Period or the Tranche Maturity Date (as the case may be) for such Loan. Such prepayment fee shall be due and payable together with such Fixed Rate Prepayment and shall be in an amount equal to the amount, if any, by which (i) the discounted present value of the remaining scheduled payments of principal plus interest that would have accrued through the last day of such Interest Period or the Tranche Maturity Date (as the case may be) exceeds (ii) the principal amount of the Fixed Rate Prepayment plus accrued but unpaid interest thereon. For the purpose of this Section
2.16(c) the discount rate used in calculating such discounted present value shall be the rate equal to, as of the date of determination, the Treasury-Based Rate for an interest period which most nearly approximates the total number of calendar months, and any part thereof, remaining between the date of such Fixed Rate Prepayment and the last day of the Interest Period or the Tranche Maturity Date (as the case may be) for the Loan being prepaid.

     SECTION 2.17 METHOD OF PAYMENT.

     (a) The Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 Noon New York time on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds.

     (b) The Borrower hereby authorizes the Bank, if and to the extent payment of any of the Obligations is not made when due, whether under this Agreement, under any Note, or otherwise, to make, at its option, and subject to the terms and provisions of this Agreement, a Seasonal Loan (which shall be a Prime Loan) for the account of the Borrower in the amount of such past due payment, the proceeds of which shall be used to satisfy such past due payment. Nothing contained herein, however, shall in any manner affect, limit or impair the liability of the Borrower for such past due payment, which liability shall remain absolute until the past due payment is made in full.

     (c) Whenever any payment to be made under this Agreement or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest due on the Loan evidenced thereby, except that, in the case of a Fixed Rate Loan or a Fixed Rate Program Loan, if the result of such extension would be to extend such payment beyond the then current Interest Period therefor or the relevant Tranche Maturity Date, as the case may be, such payment shall be made on the Business Day immediately preceding the day on which such payment is stated to be due.

     SECTION 2.18 USE OF PROCEEDS. The proceeds of the Loans hereunder shall be used by the Borrower to (a) assist in financing the acquisition by PF of the shares of Class A and Class B Common Stock of Curtice-Burns outstanding on the Closing Date in accordance with the Merger Agreement, (b) repay all Debt of Parent to the Bank outstanding as of the Closing Date, (c) repay all Debt of Curtice-Burns to its existing commercial bank lenders, and (d) provide long term and seasonal loan financing to the Borrower. The Borrower will not, directly or indirectly, use any part of such proceeds in a manner that gives rise to a violation of Regulation U of the Board of Governors of the Federal Reserve System or Regulation X of such Board of Governors.

     SECTION 2.19 ILLEGALITY. Notwithstanding any other provision in this Agreement, if the Bank determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to: (a) maintain its Commitment, then upon notice to the Borrower by the Bank, the Commitment of the Bank shall terminate; or (b) maintain or fund its LIBOR Loans and/or Treasury-Based Loans, then upon notice to the Borrower by the Bank, the outstanding principal amount of the LIBOR Loans and/or Treasury-Based Loans (as the case may be), together with interest accrued thereon, and all other amounts payable to the Bank under this Agreement and the Note(s) evidencing such Loan(s) with respect thereto shall be repaid (i) immediately upon demand of the Bank, if such change or compliance with such request, in the judgment of the Bank, requires immediate repayments, or (ii) at the expiration of the last Interest Period to expire before the effective date of any such change or request; provided, however, that the Borrower shall have the right to convert such Loans to Prime Loans on the date specified in clause
(i) or clause (ii), as the case may be.

     SECTION 2.20 IMPOSSIBILITY. Notwithstanding anything to the contrary in this Agreement, if the Bank determines in Good Faith that:

          (a) Quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Rate or Treasury-Based Rate, as the case may be, are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a LIBOR Loan or Treasury-Based Loan as provided in this Agreement; or

          (b) The relevant rates of interest referred to in the definition of LIBOR Rate or Treasury-Based Rate, as the case may be, upon the basis of which the rate of interest for any such type of

     Loan is to be determined, do not accurately cover the cost to the Bank of making or maintaining such type of Loan;

     then the Bank may, at its sole option, forthwith give notice thereof to the Borrower, whereupon (i) the obligation of the Bank to make LIBOR Loans or Treasury-Based Loans, as the case may be, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist; and (ii) such LIBOR Loan or Treasury-Based Loan, as the case may be, shall be converted into a Prime Loan on the last day of the then current Interest Period applicable to such Loan.

     SECTION 2.21 INCREASED COST. The Borrower shall pay to the Bank from time to time such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank reasonably determines are attributable to its making or maintaining any LIBOR Loans or Treasury-Based Loans hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by the Bank under this Agreement or the Notes in respect of any such Loans or such obligations (such increases in costs and reductions in amounts receivable being herein called 'ADDITIONAL COSTS'), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks, including the Bank, of or under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ('REGULATORY CHANGE') which: (a) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on the overall net income of the Bank for any of such Loans) or
(b) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Bank (including any of such Loans or any deposits referred to in the definition of LIBOR Rate or Treasury-Based
Rate); or (c) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 2.21 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

     Determinations by the Bank for purposes of this Section 2.21 of the effect of any Regulatory Change on its costs of making or maintaining Fixed Rate Loans or on amounts receivable by it in respect of Fixed Rate Loans, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

     SECTION 2.22 [INTENTIONALLY OMITTED].

     SECTION 2.23 FUNDING LOSS INDEMNIFICATION. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the Good Faith judgment of the Bank) to compensate it for any loss, cost, or expense incurred as a result of:

          (a) Any payment of a LIBOR or Treasury-Based Loan on a date other than the last day of the Interest Period for such Loan including, but not limited to, acceleration of the Loans by the Bank pursuant to Section 9.2, but excluding any such payment pursuant to Section 2.19;

     (b) Any failure by the Borrower to borrow or convert, as the case may be, a LIBOR or Treasury-Based Loan on the date for borrowing or conversion, as the case may be, specified in the relevant notice under Section 2.11 or 2.12, as the case may be; or

     (c) Any payment of a Fixed Rate Program Loan prior to its Tranche Maturity Date, but excluding any such payment pursuant to Section 2.19, provided that the amount calculated as payable under this Section 2.23 shall not include any amount due pursuant to Section 2.16.

     SECTION 2.24  GUARANTIES.  All Obligations  of  the Borrower  to  the  Bank
arising under this Agreement and the other Loan Documents shall be unconditionally guaranteed, (a) by Parent pursuant to a Guaranty, dated as of the date hereof, substantially in the form annexed hereto as EXHIBIT D (which, together with all supplements thereto and amendments thereof, is referred to herein as the 'PARENT GUARANTY'), and (b) by the Subsidiary Guarantors pursuant to a Guaranty, dated as of the date hereof, substantially in the form annexed hereto as EXHIBIT E (which, together with all supplements thereto and amendments thereof, is referred to herein as the 'SUBSIDIARIES GUARANTY'; and, together with the Parent Guaranty, collectively, the 'GUARANTIES').

     SECTION 2.25 SECURITY.

     (a) The Obligations shall be secured by:

          (i) a Security Agreement, dated as of the date hereof, between the Borrower and the Bank substantially in the form annexed hereto as EXHIBIT F (which, together with all supplements thereto and amendments thereof, is referred to herein as the 'BORROWER SECURITY AGREEMENT'), granting to the Bank a first priority security interest in the Collateral (as defined in the Borrower Security Agreement), subject only to Permitted Liens;

          (ii) a Collateral Assignment of Trademarks and Security Agreement substantially in the form annexed hereto as Exhibit G (which, together with all supplements thereto and amendments thereof, is referred to herein as the 'BORROWER TRADEMARK SECURITY AGREEMENT'), granting to the Bank a first priority security interest in the Trademark Collateral (as defined in the Borrower Trademark Security Agreement), subject only to Permitted Liens;

          (iii) a Patent Collateral Assignment and Security Agreement, dated as of the date hereof, between the Borrower and the Bank substantially in the form annexed hereto as EXHIBIT H (which, together with all supplements thereto and amendments thereof, is referred to herein as the 'BORROWER PATENT SECURITY AGREEMENT'), granting to the Bank a first priority security interest in the Patent Collateral (as defined in the Borrower Patent Security Agreement), subject only to Permitted Liens;

          (iv) a mortgage, deed of trust, collateral assignment of leases and rentals, leasehold mortgage and other similar instruments (collectively, the 'MORTGAGES'), dated the date hereof, executed and delivered by the Borrower in favor of the Bank, in form and substance satisfactory to the Bank (all Mortgages delivered by the Borrower to the Bank, together with all supplements thereto and amendments thereof, are collectively referred to herein as the 'BORROWER MORTGAGES', granting to the Bank a first priority Lien on all Real Property Collateral now owned by the Borrower described on SCHEDULE 2.25(A)(IV) hereto, subject only to Permitted Liens;

          (v) Borrower Mortgages, delivered to the Bank on all Real Property Collateral other than the Real Property Collateral described on SCHEDULE
     2.25(A)(IV) hereto, whether now owned or acquired by the Borrower subsequent to the Closing Date, granting to the Bank a first priority Lien on all such Real Property Collateral, subject only to Permitted Liens;

     (b) The Parent Guaranty shall be secured by a Security Agreement, dated as of the date hereof, between the Parent and the Bank, substantially in the form annexed hereto as EXHIBIT I (which, together with all supplements thereto and amendments thereof, is referred to herein as the 'PARENT SECURITY AGREEMENT'), granting to the Bank a first priority security interest in the Collateral (as defined in the Parent Security Agreement), subject only to Permitted Liens;

     (c) The Subsidiaries Guaranty shall be secured by:

          (i) a Security Agreement, dated as of the date hereof, between the Subsidiaries and the Bank, substantially in the form annexed hereto as EXHIBIT J (which, together with all supplements thereto and amendments thereof, is referred to herein as the 'SUBSIDIARIES SECURITY AGREEMENT'), granting to the Bank a first priority security interest in the Collateral (as defined in the Subsidiaries Security Agreement), subject only to the Permitted Liens;

          (ii) a Mortgage, dated the date hereof, executed and delivered by the respective Subsidiary Guarantor that owns the Real Property Collateral described on SCHEDULE 2.25(C)(II) hereto to the Bank (which, together with all supplements thereto and amendments thereof, are referred to collectively herein as the 'SUBSIDIARIES MORTGAGES'), granting to the Bank a first priority Lien on all such Real Property Collateral, subject only to Permitted Liens; and

          (iii) Subsidiaries Mortgages delivered to the Bank on all Real Property Collateral acquired by any Subsidiary Guarantor subsequent to the Closing Date, subject only to Permitted Liens.

SECTION 3. LETTERS OF CREDIT

     SECTION 3.1 LETTER OF CREDIT ACCOMMODATIONS. The Bank shall, from time to time, on the terms and subject to the conditions hereof, at the request of the Borrower, provide one or more of the following financial accommodations to or for the account of the Borrower during the period from the Closing Date up to but not including the first anniversary of the Closing Date, with an expiration date for each such financial accommodation not later than the Termination Date:
(a) issue, open or cause the issuance or opening of direct pay or standby letters of credit or purchase or other guaranties for the purchase of goods and services in the ordinary course of the Borrower's business or for any other purpose approved by the Bank or (b) assist the Borrower in establishing or opening letters of credit for such purposes by indemnifying the issuer thereof or guaranteeing the payment or performance of the Borrower to such issuer in connection therewith (the 'LETTER OF CREDIT FACILITY'; and all letters of credit and other accommodations issued or provided for hereunder are herein collectively referred to as the 'LETTER OF CREDIT ACCOMMODATIONS'). In addition, all letters of credit issued prior to the Closing Date for the account of Parent and/or Curtice-Burns set forth on SCHEDULE 3.1 annexed hereto (collectively, the 'EXISTING LETTERS OF CREDIT') shall, for all purposes of this Agreement, be deemed and shall constitute Letter of Credit Accommodations issued by the Bank for the account of the Borrower, and the same shall in all respects be governed by this Agreement. The Borrower agrees to execute on the Closing Date all such amendments and related documents with respect to the Existing Letters of Credit as the Bank shall reasonably request, providing for, among other things, the addition and/or substitution of the Borrower as account party under any Existing Letters of Credit. The Bank may, at its sole option, renew the Commitment for Letter of Credit Accommodations set forth herein for one or more successive one (1)-year periods from and after the first anniversary of the Closing Date.

     SECTION 3.2 CONDITIONS PRECEDENT. The extension of Letter of Credit Accommodations by the Bank shall be subject to the satisfaction of each of the following conditions precedent:

          (a) No letter of Credit Accommodations will be issued unless the sum of (i) the amount of the Letter of Credit Accommodation requested, plus fees and costs for issuance thereof, plus (ii) the aggregate amount of Letter of Credit Accommodations and Reimbursement Obligations then outstanding including, without limitation, the aggregate amount of the outstanding Existing Letters of Credit, does not exceed the L/C Limit immediately prior to the issuance of the requested Letter of Credit Accommodation;

          (b) if such Letter of Credit Accommodation is for the purpose of purchasing goods, the Bank will have, immediately upon such purchase, a valid and perfected first security interest in and lien upon goods being acquired in connection therewith;

          (c) the form and content of all Letter of Credit Accommodations shall be reasonably satisfactory to the Bank or the issuer (if other than the Bank), and all documents, instruments, notices and statements relating thereto, if any, which the Bank or other issuer may request, shall be promptly delivered to the Bank or such other issuer (as the case may be); and

          (d) the Borrower shall have fully complied with all terms and provisions hereof and the terms and provisions of any agreements, in each case relating to the requested Letter of Credit Accommodations, including the payment of all fees, commissions and charges set forth therein and on
     SCHEDULE 3.2 annexed hereto.

     SECTION 3.3 OBLIGATIONS. All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid, arising or incurred in connection with any Letter of Credit Accommodations shall constitute a part of the Obligations, and shall include, without limitation, (a) all amounts due or which may become due under any Letter of Credit Accommodations, including without limitation, the Reimbursement Obligations, (b) all amounts charged or chargeable to the Borrower or the Bank by any bank, other financial institution or correspondent bank which opens, issues or pays such Letter of Credit Accommodation; (c) the Bank's letter of credit fees and commissions set forth on SCHEDULE 3.2 annexed hereto, costs and other charges of any issuer of any

Letter of Credit Accommodation; and (d) all duties, freight, taxes, costs, insurance and all such other charges and expenses paid or incurred by the Bank which may pertain directly or indirectly to any such Obligations or Letter of Credit Accommodations or to any goods or documents relating thereto.

     SECTION 3.4 REIMBURSEMENT OBLIGATIONS. The Borrower shall reimburse the Bank for each drawing paid under any Letter of Credit Accommodations no later than one (1) Business Day thereafter, which obligation shall be absolute and unconditional under any and all circumstances, irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against the Bank or any other Person (collectively, the 'REIMBURSEMENT OBLIGATIONS'). Any Reimbursement Obligations that are not paid when due shall accrue interest at a rate equal to the default rate for Prime Loans set forth in Section 2.13(g)(ii), which interest shall be due and payable to the Bank without notice or demand.

     SECTION 3.5 INDEMNIFICATION. The Borrower agrees to and does hereby indemnify the Bank with respect to any loss, cost, claims, demands, causes of action, liability or expense which the Bank may suffer or incur arising from or in connection with any transaction or occurrences relating to the Letter of Credit Accommodations and any documents, drafts or acceptance thereunder or relating thereto, including, but not limited to, any action taken by any issuer other than the Bank or any correspondent with respect to any Letter of Credit Accommodation (except for such loss, cost, liability or expense that arises from the Bank's gross negligence or willful misconduct), which indemnification shall remain in effect after the termination or non-renewal of the Letter of Credit Facility or this Agreement, as applicable. The Borrower further agrees that any payments made or other obligations incurred by the Bank in connection with Letter of Credit Accommodations are part of the Obligations, and shall be payable in accordance with the terms hereof. Any such payments made by the Bank, including, without limitation, any of the same made after termination or non-renewal of the Letter of Credit Facility or this Agreement or the other Loan Documents with respect to Letter of Credit Accommodations provided to the Borrower prior to such termination or non-renewal (exclusive of drafts paid under any Letter of Credit Accommodation), shall accrue interest commencing on the date such payment is made by the Bank, at the default rate for Prime Loans set forth in Section 2.13(g)(ii).

     SECTION 3.6 FEES AND COMMISSIONS. In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, the Borrower agrees to pay to the Bank letter of credit fees and commissions as set forth in Schedule 3.2 annexed hereto.

     SECTION 3.7 L/C LIMIT. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, except in the Bank's sole discretion, the sum of (a) the aggregate amount of all outstanding Letter of Credit Accommodations plus (b) the aggregate amount of all outstanding Reimbursement Obligations plus (c) all other commitments and obligations made or incurred by the Bank pursuant hereto for the account or benefit of the Borrower in connection with Letter of Credit Accommodations outstanding at any time shall at no time exceed Ten Million Dollars ($10,000,000) (the 'L/C LIMIT').

     SECTION 3.8 EXCULPATION AND RELEASE.

     (a) The Bank shall not be responsible for (i) the validity or genuineness of any documents delivered to the Bank or the issuer of any Letter of Credit Accommodations, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (ii) any default or breach of contract or other obligation between the Borrower and the beneficiary of any Letter of Credit Accommodation or other third parties in connection with any Letter of Credit Accommodations, or (iii) lost profits or special or consequential damages.

     (b) The Borrower agrees that any action taken by the Bank, if taken in Good Faith, or any action taken by any other issuer of any Letter of Credit Accommodation, shall be binding on the Borrower and shall not create any resulting liability to the Bank. In furtherance thereof, the Bank shall have the full right and authority to clear and resolve any questions of noncompliance of documents delivered in connection with any Letter of Credit Accommodation; to give any instructions as to acceptance or rejection of any documents or goods purchased pursuant to a Letter of Credit Accommodation; and upon and during the continuance of an Event of Default: to execute for the Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Letter of Credit Accommodations. All of the foregoing actions may be taken in the Bank's sole name, and any bank, financial institution or correspondent which opens, issues or pays any Letter of Credit Accommodation shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Bank, all without any notice to or any consent from the Borrower.

     (c) The Borrower further agrees to and hereby so releases and holds the Bank harmless for any acts, waivers, errors, delays or omissions, whether caused by the Bank, or other issuer of any Letter of Credit Accommodations or any correspondent or otherwise with respect to or relating to any Letter of Credit Accommodations (except for any of the foregoing arising from the Bank's gross negligence or willful misconduct).

     SECTION 3.9 COMPLIANCE WITH LAW; BORROWER'S RISK. As between the Borrower and the Bank, the Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal and foreign taxes, duties or levies assessed in connection with any shipment of goods made under any Letter of Credit Accommodations. Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision where any Collateral is or may be located, or wherein payments under any Letter of Credit Accommodations are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall, as between the Borrower and the Bank, be solely the Borrower's risk, liability and responsibility.

SECTION 4. CONDITIONS PRECEDENT

     SECTION 4.1 CONDITIONS PRECEDENT TO LOANS AND LETTER OF CREDIT ACCOMMODATIONS AS OF CLOSING DATE. The Bank shall have no obligation to make or provide any Loans or Letter of Credit Accommodations to the Borrower on the Closing Date unless prior to or concurrently with the making of the Loans and/or Letter of Credit Accommodations all of the following conditions have been satisfied:

          (a)  MERGER. The Merger shall have  been fully and legally consummated
     in  accordance  with  the  Merger  Agreement  contemporaneously  with   the
     execution of this Agreement.

          (b) NO INJUNCTION WITH RESPECT TO MERGER. No injunction or other order issued by any court of competent jurisdiction or by any governmental or regulatory body which prevents the consummation of the Merger as contemplated by the Merger Agreement shall be in effect; and no proceeding before any such court or governmental or regulatory body with any reasonable likelihood of success shall have been commenced seeking to enjoin the consummation of the Merger contemplated by the Merger Agreement.

          (c) PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS. After giving effect to the Merger, Parent shall have, as at the Closing Date, on a consolidated basis and determined in accordance with GAAP:

             (i) a long term debt-to-equity ratio of no greater than 3.1:1.0;

             (ii) total net worth (including capital stock, earnings allocated to members of Parent and earned surplus) of not less than fifteen percent (15%) of total assets;

             (iii) working capital of not less than One Hundred Million Dollars ($100,000,000); and

             (iv) on the basis of cash flow projections reasonably acceptable to the Bank, prepared on the basis of assumptions reasonably acceptable to the Bank, a cash flow coverage ratio at the end of each Fiscal Year of Parent (beginning with the Fiscal Year ending June, 1995) until the Termination Date of (A) net income after taxes, plus depreciation, plus amortization, plus deferred finance charges for such Fiscal Year to (B) the current portion of long term debt, plus capital expenditures, plus cash dividends to preferred stockholders, plus cash patronage payments to members of Parent for such Fiscal Year, of not less than 1.0 to 1.0.

          (d) SUBORDINATED DEBT. The Borrower and the Trustee shall have executed the Subordinated Notes Indenture and the Borrower shall have executed the Subordinated Notes, both in form and substance reasonably satisfactory to the Bank, and the Borrower shall have received gross proceeds from the issuance of the Subordinated Notes of not less than One Hundred Sixty Million Dollars ($160,000,000).

          (e) NO CHANGES TO THE RESTRUCTURING PROPOSAL. There shall have been no changes to the Pro-Fac Cooperative, Inc. Restructuring Proposal, dated August 25, 1994 and the supplement thereto, dated September 1, 1994, describing the Borrower's proposed management structure, both previously delivered to the Bank, other than changes thereto reasonably satisfactory to the Bank;

          (f) AGREEMENT AND NOTES. This Agreement and the Notes shall have been duly executed and delivered by the Borrower.

          (g) GUARANTIES. The respective Guaranties to which each of the Guarantors shall be a party, as required by Section 2.24 of this Agreement, shall have been duly executed and delivered by each Guarantor.

          (h) SECURITY DOCUMENTS. The Security Documents shall have been duly executed and delivered by the Borrower, the Parent and the Subsidiary Guarantors (collectively, the 'OBLIGORS'), as the case may be.

          (i) FINANCING STATEMENTS. Financing statements naming each of the Obligors, as appropriate, as debtor, and the Bank, as secured party (the 'FINANCING STATEMENTS'), shall have been executed and delivered to the Bank, ready for filing in accordance with the Uniform Commercial Code in those jurisdictions identified on Schedule 4.1(i) annexed hereto with the appropriate filing offices of such jurisdictions, which Financing Statements constitute all of the filings required to perfect the security interests intended to be created by the Security Documents (which can be perfected by filing financing statements).

          (j) BORROWING BASE CERTIFICATE. The Bank shall have received a Borrowing Base Certificate showing a Borrowing Base not less than the initial Seasonal Loans requested to be made by the Bank as of the Closing Date.

          (k) NO ERISA LIABILITIES. There shall not be any material liabilities under ERISA of Parent or Curtice-Burns in respect of any pension, profit-sharing or other Plan now or heretofore maintained by Parent or Curtice-Burns, except and to the extent disclosed in the most recent audited financial statements of Parent and of Curtice-Burns or otherwise disclosed and acceptable to the Bank.

          (l) EVIDENCE OF CORPORATE ACTION; INCUMBENCY OF OFFICERS. The Bank shall have received (i) certified copies of all corporate action taken by PF and Curtice-Burns, including resolutions of their respective Boards of Directors authorizing execution, delivery and performance of the Merger Agreement, (ii) certified (as of the Closing Date) copies of all corporate action taken by the Borrower, and each of the Guarantors, including resolutions of their respective Boards of Directors and consent by their respective stockholders (other than the stockholders of the Parent), authorizing the execution, delivery, and performance of the Loan Documents to which each is a party and (iii) a certificate (dated as of the Closing
     Date) of each of the Secretary of the Borrower and each of the Guarantors, certifying the names and true signatures of the officers of the Borrower and each of the Guarantors, respectively, authorized to sign the Loan Documents to which each is a party.

          (m) GOOD STANDING. The Bank shall have received certificates of good standing for each of the Borrower and each of the Guarantors issued by their respective jurisdictions of incorporation and each jurisdiction in which each of them, respectively, is qualified as a foreign corporation, as set forth in Schedule 4.1(m) annexed hereto.

          (n) REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. The Borrower shall have delivered to the Bank an officer's certificate, dated the Closing Date, stating that (i) the representations and warranties contained in this Agreement are true and correct on and as of the Closing Date, and (ii) no

Default or Event of Default has occurred and is continuing, or would result after giving effect to any of the Loans and the Letter of Credit Accommodations.

     (o) TITLE REPORTS, TITLE INSURANCE AND SURVEY. The Bank shall have received: (i) an ALTA title report updated through a date reasonably acceptable to the Bank with respect to all Real Property Collateral with respect to which the Borrower and any Subsidiary shall deliver a Mortgage to the Bank pursuant to
Section 2.25.

     (p) INSURANCE. The Borrower shall have obtained or caused to be obtained the insurance and endorsements thereto required to be obtained under Section 6.5 and the Security Documents.

     (q) NO MERGER OR CHANGE IN CONTROL. EXCEPT FOR (I) THE MERGER, (II) THE TRANSFER BY PARENT TO PF ON OR PRIOR TO THE CLOSING DATE OF ALL, OR SUBSTANTIALLY ALL, OF PARENT'S FIXED ASSETS, AND (III) THE TRANSACTIONS SET
FORTH ON SCHEDULE 4.1(q), none of the Borrower, Parent or any of the Subsidiaries shall have consolidated or merged with, been wound up into or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to, any Person since June 23, 1994.

     (r) OPINION OF COUNSEL FOR THE BORROWER AND GUARANTORS. The Bank and its counsel shall have received from Howard, Darby & Levin and Harris Beach & Wilcox, counsel for the Borrower, Parent and the Subsidiaries, an opinion dated the Closing Date, in form and substance satisfactory to the Bank and its counsel, to the effect specified in EXHIBIT K AND EXHIBIT L annexed hereto, respectively, and covering such other matters incident to the transactions contemplated hereby as the Bank and its counsel may reasonably request.

     (s) FEES AND DISBURSEMENTS OF COUNSEL FOR THE BANK. Counsel for the Bank shall have received payment of any statements rendered for its reasonable fees and disbursements posted through the date of such statement (with the understanding that supplemental statements for reasonable fees and disbursements subsequently posted will be rendered thereafter) for services rendered and disbursements made in connection with this Agreement and the transactions contemplated hereby.

     (t) PROCEEDINGS SATISFACTORY. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, the Guaranties, the Security Documents, the Subordinated Notes Indenture and the Subordinated Notes and all instruments incident thereto, shall be in form and substance reasonably satisfactory to the Bank and its counsel, and the Bank and its counsel shall have received copies of all documents that the Bank or its counsel may reasonably request in connection with such proceedings, actions and transactions (including, without limitation, copies of documents required to give legal effect to the Merger filed with the Secretary of State of the State of New York, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of the Merger Agreement, this Agreement, the Guaranties, the Security Documents, the Subordinated Notes Indenture and the Subordinated Notes, in form and substance reasonably satisfactory to the Bank and its counsel).

     SECTION 4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. The obligation of the Bank to make each Loan and any Letter of Credit Accommodation (including the initial Loans and Letter of Credit Accommodations) shall be subject to the further conditions precedent that on the date of such Loan or Letter of Credit Accommodation, as the case may be:

          (a) The following statements shall be true and, at the Bank's request, the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of such Loan or Letter of Credit Accommodation, as the case may be, stating that:

             (i)The representations and warranties contained in Section 5 of this Agreement (other than Sections 5.5, 5.6, 5.9, 5.10, 5.13 and 5.14), in paragraph 7 of the Parent Guaranty (other than paragraphs 7.6, 7.7, 7.10, 7.11, 7.14 and 7.15), in the Security Documents (other than Sections 4(e) through (h), inclusive, of each of the Parent Security Agreement, the Borrower Security Agreement and the Subsidiaries Security Agreement), and in the Guaranties are correct in all material respects on and as of the date of such Loan or Letter of Credit Accommodation, as the case may be, as though made on and as of such date; and

             (ii) No Default or Event of Default has occurred and is continuing or would result from such Loan or Letter of Credit Accommodation, as the case may be; and

          (b) If requested by the Bank in connection with any Loan, the Bank shall have received a Borrowing Base Certificate dated as of the Funding Date.

SECTION 5. REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Bank the following, each of which shall survive the closing of the transactions contemplated hereby.

     SECTION  5.1  INCORPORATION,  GOOD  STANDING,  AND  DUE  QUALIFICATION. The
Borrower and each of its operating Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Borrower and its operating subsidiaries, taken as a whole.

     SECTION 5.2 CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower and the Subsidiaries of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation that has not been obtained; (b) contravene such corporation's charter or bylaws; (c) violate any provision of any law, rule, regulation (including, without limitation Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (d) result in a breach of or constitute a default under any material indenture, including, without limitation, the Subordinated Notes Indenture, or material loan or credit agreement or any other agreement, lease or instrument to which such corporation is a party or by which it or its properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation, except as contemplated by the Loan Documents.

     SECTION 5.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of Parent, the Borrower or the Subsidiaries, as the case may be, enforceable against Parent, the Borrower or the Subsidiaries, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     SECTION 5.4 LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of a public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower and it Subsidiaries, taken as a whole, except as has been disclosed to the Bank.

     SECTION 5.5 OTHER AGREEMENTS. Except as set forth in SCHEDULE 5.5, neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or to any lease or other agreement or instrument or subject to any charter or corporate restriction which is reasonably likely to have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any Subsidiary to carry out its obligations under the Loan Documents to which it is a party. Except as set forth in SCHEDULE 5.5, neither the Borrower nor any Subsidiary is in default in any material respect of the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     SECTION 5.6 LITIGATION. Except as disclosed in SCHEDULE 5.6, there is no pending or, to the Borrower's knowledge, threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which is reasonably likely to, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party.

     SECTION 5.7 NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower and its Subsidiaries have complied with their respective obligations under all judgments in excess of Five Hundred Thousand Dollars ($500,000) and neither the Borrower nor any Subsidiary is in default with respect to any material judgment, writ, injunction, decree rule, or regulation of any court, arbitrator or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality domestic or foreign.

     SECTION 5.8 OWNERSHIP AND LIENS. The Borrower and each Subsidiary has title to, or valid leasehold interests in, all of their properties and assets, real and personal, and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except for Permitted Liens, and except for such interests, properties and assets as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business.

     SECTION 5.9 SUBSIDIARIES AND OWNERSHIP OF STOCK. Set forth in SCHEDULE 5.9 is a complete and accurate list of the Subsidiaries of the Borrower, showing which Subsidiaries are operating, the jurisdiction of incorporation of each and showing the ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens, except for Permitted Liens.

     SECTION 5.10 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction is continuing with respect to any Plan; except as set forth in Schedule 5.10, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated since September 1, 1989; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings; except as set forth in SCHEDULE 5.10, neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan since September 1, 1989; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and, except as set forth in Schedule 5.10, the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

     SECTION 5.11 OPERATION OF BUSINESS. The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted and the Borrower and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing, except where the failure to possess or any such violation would not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

     SECTION 5.12 TAXES. Except as set forth in SCHEDULE 5.12, the Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due including interest and penalties. The federal income tax liabilities of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service and have been finally determined and satisfied for all taxable years up to and including the taxable year 1988.

     SECTION 5.13 DEBT. SCHEDULE 5.13 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other agreements, and arrangements presently in effect providing for or relating to extensions of credit for borrowed money (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the

Borrower or any Subsidiary is in any manner directly or contingently obligated in an aggregate principal amount in excess of Two Hundred Fifty Thousand Dollars $250,000; and the maximum principal or face amounts of the credit in question outstanding, as of August 27, 1994, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     SECTION 5.14 ENVIRONMENT. Except as set forth in SCHEDULE 5.14, to the best of the Borrower's knowledge, the Borrower and each Subsidiary have duly complied with and their businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder. To the best of the Borrower's knowledge, the Borrower and each Subsidiary have been issued all required federal, state and local permits, licenses certificates and approvals relating to (a) air emissions; (b) discharges to surface water or groundwater; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (f) other environmental, health, or safety matters. A true, accurate, complete and current list of all such permits, licenses, certificates and approvals has been delivered to the Bank. Except as set forth in SCHEDULE 5.14, neither the Borrower nor any Subsidiary has received notice of, nor knows of nor suspects facts which might constitute any violations of, any federal, state, or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except as described in SCHEDULE 5.14, to the best of the Borrower's knowledge, there has been no emission, spill, release, or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or
(d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, in violation of any applicable law, of any toxic or hazardous substances or wastes at or from the premises; and the premises of the Borrower and its Subsidiaries are free of all such toxic or hazardous substances or wastes. Except as set forth in SCHEDULE 5.14, to the best of the Borrower's knowledge, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (a) air emissions; (b) spills releases, or discharges to soils or improvements located thereon surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (c) noise emissions; (d) solid or liquid waste disposal; (f) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (g) other environmental, health or safety matters affecting the Borrower or any of their businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the best of the Borrower's knowledge, neither the Borrower nor its Subsidiaries have any indebtedness, obligations, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal) which is not shown on
SCHEDULE 5.14. Set forth in SCHEDULE 5.14 is a list of all real property owned or leased by the Borrower and its Subsidiaries at any time since November 1, 1991 wherever located, and a brief description of the business conducted at such location.

     SECTION 5.15 SOLVENCY. After giving effect to the Merger, the Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business as presently conducted and all businesses in which it is about to engage, and owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower's Debts. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents or by the transactions contemplated hereunder or thereunder.

SECTION 6. AFFIRMATIVE COVENANTS

     So long as any Obligations shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

     SECTION 6.1 MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause each operating Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each operating Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Borrower and its operating Subsidiaries, taken as a whole, and except as otherwise contemplated by Section 7.3.

     SECTION 6.2 MAINTENANCE OF RECORDS. Keep, and cause each operating Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP (in all material respects) consistently applied, reflecting all financial transactions of the Borrower and its operating Subsidiaries.

     SECTION 6.3 MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve, and cause each operating Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 6.4 CONDUCT OF BUSINESS. Continue, and cause each operating Subsidiary to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement and to not permit any non-operating Subsidiary to engage in a business other than one of the same general type as conducted by the Borrower or any Subsidiary on the date of this Agreement.

     SECTION 6.5 MAINTENANCE OF INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     SECTION 6.6 COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except for such taxes, assessments and other charges being contested in Good Faith by appropriate proceedings and for which appropriate reserves are maintained.

     SECTION 6.7 RIGHT OF INSPECTION. At any reasonable time and from time to time, upon at least two (2) Business Days' notice prior to the occurrence of an Event of Default and at any time and without prior notice upon and during the continuance of an Event of Default, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

     SECTION 6.8 ENVIRONMENT. (a) Except as set forth in SCHEDULE 5.14, be and remain, and cause each Subsidiary to be and remain, in compliance in all material respects with the provisions of all federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder, provided that, with respect to the matters set forth in SCHEDULE 5.14, diligently exercise its reasonable commercial efforts to remedy, and cause each Subsidiary to diligently exercise its reasonable commercial efforts to remedy, same; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank promptly after becoming aware of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith, except as such fine or penalty is being contested in Good Faith by appropriate proceedings and for which appropriate reserves are maintained; permit the Bank to, upon reasonable notice prior to the occurrence of an Event of Default and at any time and without prior notice upon and during the continuance of an Event of Default, inspect the premises, to conduct tests thereon and to inspect all books, correspondence, and records pertaining thereto;

     (b) At the Bank's request, and at the Borrower's expense, provide a report with respect to any Real Property Collateral designated by the Bank of a qualified environmental engineer, reasonably satisfactory in scope, form and content to the Bank.

     SECTION 6.9 MONTHLY BORROWING BASE CERTIFICATES. At any time a Seasonal Loan is outstanding, furnish to the Bank within twenty (20) days of the end of each month a Borrowing Base Certificate ('Borrowing Base Certificate') in substantially the form of EXHIBIT M.

     SECTION 6.10 TITLE REPORTS, TITLE INSURANCE AND SURVEY. At the Bank's request and at the Borrower's expense, promptly provide the Bank with: (i) an ALTA Lender's mortgagee title insurance policy with respect to each Mortgage delivered to the Bank pursuant to Section 2.25, in form and substance reasonably satisfactory to the Bank and its counsel, each of which policies shall (A) be issued by a title insurance company or companies reasonably acceptable to the Bank (B) be in an aggregate amount reasonably acceptable to the Bank and (C) insure the priority of each Mortgage, subject only to Permitted Liens, and (ii) a current as-built survey, satisfactory to the Bank for any Real Property Collateral designated by the Bank.

SECTION 7. NEGATIVE COVENANTS

     So long as any Obligations shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not:

     SECTION 7.1 LIENS. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien, upon or with respect to any of its properties now owned or hereafter acquired, except the following (collectively, the 'PERMITTED LIENS'):

          (a) Liens in favor of the Bank;

          (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (c) Liens imposed by law, such as mechanics', materialmen's, landlord's, warehousemen's, and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than ninety (90) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          (d) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation, securing obligations that are not past due and for which appropriate reserves have been established;

          (e) Monetary deposits or pledges or bonds to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (f) Judgment and other similar Liens other than those, or any portion thereof, for which an insurance company has unconditionally agreed to provide coverage, securing Debt in an amount not in excess of $250,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (g) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

          (h) Liens securing obligations of a Subsidiary to the Borrower, the Parent or another Subsidiary;

          (i) Purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention agreement; provided that:

             (i) Any property subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property attaches to such asset concurrently or within twenty (20) days after the acquisition thereof;

             (ii) The obligation secured by any Lien so created, assumed or existing shall not exceed the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Borrower or Subsidiary acquiring the same;

             (iii) Each such Lien shall attach only to the property so acquired and fixed improvements thereon;

             (iv) The Debt secured by all such Liens shall not exceed One Hundred Thousand Dollars ($100,000) at any time outstanding in the aggregate; and (v) The Debt secured by such Lien is permitted by the provisions of Section 7.2, and the related expenditure is permitted under Paragraph 10.6 of the Parent Guaranty;

          (j) Liens permitted under any of the other Loan Documents;

          (k) Subject to compliance by the Borrower and its Subsidiaries with the covenants contained in the Borrower Security Agreement and the Subsidiaries Security Agreement, respectively, (a) Liens on farm products purchased by the Borrower or any Subsidiary and on accounts arising from the sale thereof in favor of the sellers of such farm products, or any secured lender to any such seller, and (b) statutory trusts created under the Perishable Agricultural Commodities Act in favor of the Borrower's or any Subsidiary's suppliers of food products derived from perishable agricultural commodities; and

          (l) Liens pursuant to Capital Leases permitted under Section 7.2(h).

     SECTION 7.2 DEBT. Create incur, assume, or suffer to exist, or permit any Subsidiary to create incur, assume, or suffer to exist any Debt, except:

          (a) Debt of the Borrower under this Agreement, including, without limitation, the assumption of the Obligations evidenced by the Existing Letters of Credit and Debt of any Subsidiary Guarantor under a Subsidiary Guaranty;

          (b) Debt described in SCHEDULE 7.2(B), but no voluntary prepayment, renewals, extensions, or refinancings thereof, except for renewals or extensions of Capital Leases or as described on such Schedule.

          (c) The Debt evidenced by the Subordinated Notes (and guarantees thereof by the Parent and the Subsidiaries) and other Debt of the Borrower subordinated on terms reasonably satisfactory to the Bank to the Borrower's obligations under this Agreement;

          (d) Debt of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or another Subsidiary;

          (e) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), of which an aggregate amount not in excess of One Hundred Thousand Dollars ($100,000) is more than ninety (90) days past due at any time, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (f) Debt of the Borrower or any Subsidiary secured by purchase-money Liens permitted by Section 7.1(i);

          (g) Debt arising under the Marketing Agreement;

          (h) Debt of the Borrower or any Subsidiary in respect of any Capital Lease in an aggregate principal amount not in excess of Four Million Dollars ($4,000,000) at any time outstanding;

          (i) Debt of the Borrower for the purpose of fixing or hedging interest rate risk of other Debt permitted under this Agreement;

          (j) Debt with respect to deferred compensation arrangements, post-retirement benefits and other employee, unemployment or retiree benefits, in each case incurred in the ordinary course of business and consistent with past practice;

          (k) Debt for taxes payable (but not past due, unless being contested in Good Faith by appropriate proceedings and for which appropriate reserves have been made) or deferred in accordance with the Code or other applicable law;

          (l) Debt arising under guaranties permitted under Section 7.9; and

          (m) Debt (other than Debt permitted pursuant to clauses (a) through (l) of this Section 7.2) in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time outstanding.

     SECTION 7.3 MERGERS, ETC. Except for the Merger, wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except subject to prior written notice to the Bank, (a) that any Subsidiary may merge into or transfer assets to the Borrower, (b) that any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, and (c) in connection with any of the transactions described in Schedule 4.1(q).

     SECTION 7.4 LEASES. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) Capital Leases permitted by Section 7.2(h), (b) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any Fiscal Year of the Borrower in excess of Fifteen Million Dollars ($15,000,000); and (c) leases between the Borrower and any Subsidiary or between any Subsidiaries.

     SECTION 7.5 SALE AND LEASEBACK. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     SECTION 7.6 [INTENTIONALLY OMITTED].

     SECTION 7.7 SALE OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets
(including, without limitation, shares of stock and indebtedness of Subsidiaries, accounts receivable, and leasehold interests), except: (a) inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower or to another subsidiary located in the Continental United States; (d) as contemplated by the transactions described in Schedule 4.1(q); (e) assets (including shares of stock disposed of that have a fair market value not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate for each Fiscal Year of the Borrower; and (f) assets (including shares of stock) disposed of for net proceeds not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate for such Fiscal Year. Net proceeds arising from sales of assets permitted by subsection (d), (e) and (f) of this Section
7.7 shall be promptly delivered to the Bank, and together with any proceeds delivered to the Bank pursuant to paragraph 9.7 of the Parent Guaranty, shall be applied by the Bank as a prepayment of the Term Loan or the Term Loan Facility Loan, as elected by the Borrower in the manner provided by Section 2.16.

     SECTION 7.8 INVESTMENTS. Make, or permit any Subsidiary to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (a) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least 'A-1' by Standard & Poor's Corporation or 'P-1' by Moody's Investors Service, Inc.; (c) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition issued by any United States commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000) in an amount for each time deposit account and each such certificate of deposit not in excess of the maximum FDIC insured amount with respect thereto; and (d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary; (e) pursuant to the Marketing Agreement, (f) obligations or securities of the Borrower or any of the Borrower's Subsidiaries held by the Borrower or any Subsidiary in another Subsidiary, (g) loans of up to Ten Million Dollars ($10,000,000) in principal amount at any time outstanding from the Borrower to the Parent for the Parent's working capital purposes, which bear interest at a rate at least equal to the rate that would have been then applicable to the Seasonal Loans made as Prime Loans on the date such loans from the Borrower to the Parent were made and (h) investments permitted or required under Section 8.

     SECTION 7.9 GUARANTIES, ETC. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss), for obligations of any Person, except guaranties pursuant to the Loan Documents and by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and guaranties of Debt permitted under Section 7.2.

     SECTION 7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except (a) the Borrower and the Subsidiaries will not be prohibited from declaring or paying any lawful dividend so long as, immediately after giving effect thereto, no Default shall have occurred and be continuing, (b) transactions and conduct entered into pursuant to the Marketing Agreement shall not be prohibited, (c) transactions and conduct permitted by Section 9.6 of the Parent Guaranty or otherwise by this Agreement shall not be prohibited and (d) the Borrower and its Subsidiaries shall be entitled to enter into transactions in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 7.11 FISCAL YEAR. Change, or permit any Subsidiary to change, its Fiscal Year.

SECTION 8. INVESTMENT BY BORROWER IN STOCK OF BANK

     SECTION 8.1 INITIAL INVESTMENT IN CLASS C STOCK. The Borrower shall purchase from the Bank on the Closing Date Class C Stock of the Bank (the 'BANK STOCK') with an aggregate par value equal to the lesser of (a) One Thousand Dollars ($1,000) and (b) two percent (2%) of the aggregate Loans made on the Closing Date, provided, however, the Borrower shall have satisfied the foregoing requirement if the Parent shall have transferred to the Borrower, on or before the Closing Date, the Parent's entire existing investment in the Bank Stock.

     SECTION 8.2 QUARTERLY INVESTMENT IN CLASS C STOCK. In addition to the initial purchase of Bank Stock required by Section 8.1, the Borrower shall purchase additional Bank Stock from the Bank on a quarterly basis, on the first day of each January, April, July and October at a purchase price equal to its book value, but not exceeding the par value of One Hundred Dollars ($100.00) per share, in such amount as is established in the Bank's capitalization by-laws and capitalization plan, as in effect from time to time and, from and after the merger of the Bank with and into CoBank, at such purchase price and in such amounts as shall be established in CoBank's capitalization by-laws and capitalization plan as in effect from time to time. The Bank shall issue evidence of said stock purchase to the Borrower as of the end of each Fiscal Year of the Bank in the amount of the payments made by the Borrower for Bank Stock during the Fiscal Year.

     SECTION 8.3 SECURITY FOR BANK STOCK PURCHASE OBLIGATIONS. The obligations of the Borrower to purchase Bank Stock set forth in Sections 8.1 and 8.2 shall be secured by the Collateral.

     SECTION 8.4 PLEDGE OF BANK STOCK AND PATRON'S EQUITIES. All shares of Bank Stock and equity interests now or hereafter acquired by the Borrower in and to the allocated contingency reserves and allocated surplus of the Bank, now or hereafter existing, shall be and hereby are pledged to the Bank as security for payment of all Obligations of the Borrower to the Bank, including, without limitation, the obligation to purchase Bank Stock set forth in Sections 8.1 and
8.2. If an Event of Default shall occur, in addition to and not in limitation of the Bank's rights and remedies set forth in Section 9, the Bank may, at its option, and in accordance with any applicable regulations of the Farm Credit Administration, (a) retire and cancel all or any part of the Bank Stock owned by the Borrower, whereupon the Bank shall credit against the then outstanding obligations an amount equal to the fair market value of such cancelled Bank Stock, but not exceeding par value thereof, and/or (b) cancel all or part of the Borrower's equity interests and interests in the allocated contingency reserves and allocated surplus of the Bank, the aggregate amount of which shall thereupon be credited against the then outstanding Obligations.

SECTION 9. EVENTS OF DEFAULT

     SECTION 9.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events or conditions shall constitute an 'Event of
Default':

          (a)  The  Borrower fails  to  make any  payment  or prepayment  of the principal of, any of the Notes, as and when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise and such failure continues for thirty (30) Business Days; or

          (b) The Borrower fails to pay any Reimbursement Obligations as and when the same become due and payable; or

          (c) The Borrower fails to make any payment of interest under any of the Notes or with respect to any Reimbursement Obligations as and when the same becomes due and payable and such failure continues for thirty (30) Business Days following the date on which such payment was due and payable after the Bank gives notice thereof to the Borrower; or

          (d) The Borrower fails to pay any other amounts due and payable under this Agreement as and when due and payable and such failure continues for thirty (30) Business Days after the Bank gives notice thereof to the Borrower; or

          (e) Any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower or any Guarantor in any other Loan Document or which is contained in any certificate, document, opinion, or any financial statement furnished pursuant to the Parent Guaranty or any other financial or other statement furnished at any time pursuant to any Loan Document, shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made, unless the facts underlying such representation or warranty are susceptible or being changed and are in fact changed within thirty (30) days after notice to the Borrower of such inaccuracy so that such representation or warranty would, upon such change, be correct in all material respects;

          (f) The Borrower shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under Sections 7.1, 7.3, 7.5, or 7.7 or shall use the proceeds of the Loans other than as required by Section 2.18; or

          (g) The Borrower or any of its Subsidiaries shall fail to duly and punctually perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed, other than those described in Sections 9.1(a), (b), (c) (d), (e) and (f), and any such failure shall continue unremedied for thirty (30) days after the Bank gives notice thereof to the Borrower; or

          (h) Parent shall fail to duly and punctually perform or observe any term, covenant or agreement contained in Paragraphs 9.1, 9.3, 9.5, 9.6, 9.7, 10.1, 10.2, 10.3, 10.4, or 10.5 of the Parent Guaranty; or

          (i) Parent shall fail to duly or punctually perform or observe any term, covenant or agreement contained in the Parent Guaranty, other than those described in Sections 9.1(e) and (h) hereof, and any such failure shall continue unremedied for thirty (30) days after the Bank gives notice thereof to the Parent;

          (j) The Borrower or any Subsidiary shall (i) fail to pay any Debt for borrowed money in excess of Five Hundred Thousand Dollars ($500,000) of the Borrower or such Subsidiary (as the case may be) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, which such failure to perform or observe shall not have been waived by the holder of such or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (k) Any of the Obligors (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors or petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) files any petition or application for relief under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of sixty (60) days or more; or (v) takes any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) suffers any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more (each of the Events of Default set forth in this Section 9.1(k) being individually referred to herein as an 'Insolvency Event'); or

          (l) One or more final judgments, decrees, or orders for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate (or its equivalent in another currency) shall be rendered against any of the Obligors, and (i) is not adequately covered by insurance or an indemnity, in each case satisfactory to the Bank, or (ii) such judgment, decree or order continues unsatisfied and in effect for a period of sixty
     (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal, or (iii) enforcement proceedings shall have been commenced with respect to such judgment, decree or order; or

          (m) Any of the Guaranties shall at any time after execution and delivery thereof and for any reason cease to be in full force and effect (except to the extent any Guaranty is assumed through a merger permitted under Section 7.3) or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor party thereto or any Guarantor shall deny it has any further liability or obligation under, or revokes, terminates or shall fail to pay when due its obligations under its Guaranties; or

          (n) Any Security Document shall at any time after its execution and delivery and for any reason cease (i) to create a valid and perfected first priority Lien in and to the Collateral purported to be subject to such Security Document (except for a Permitted Lien); or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or any Obligor party thereto shall deny it has any further liability or obligation under such Security Document; or

          (o) An event of default shall have occurred under and as defined in any Security Document;

          (p) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA (except for the events described on Schedule 5.10): any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed Five Hundred Thousand Dollars ($500,000);

          (q) The occurrence of a Change of Control; or

          (r) The occurrence of any default or event of default under and as defined in the Subordinated Notes Indenture and/or any of the Subordinated Notes; or

          (s) A final judgment is entered by a court of competent jurisdiction invalidating the Merger and the same is not dismissed or vacated after a period of thirty (30) days; or

          (t) The Borrower ceases to be an eligible borrower under the Farm Credit Act of 1971, as amended.

     SECTION 9.2 REMEDIES. (a) Upon the commencement and during the pendency of an involuntary case under the Bankruptcy Code of under any other applicable bankruptcy, insolvency or similar now or hereafter in effect, the Bank shall have no obligation to make Loans or Letter of Credit Accommodations, (b) upon the occurrence of any Insolvency Event, all the Commitments shall automatically terminate and the unpaid principal amount of all of the Obligations shall automatically become due and payable together with interest accrued thereon and together with all other amounts payable under any of the Loan Documents, without presentment, demand, protest or notice, all of which are hereby expressly waived by the Borrower, and (c) upon the occurrence and continuance of any other Event of Default, the Bank may, by written notice to the Borrower, (i) cease making Loans and providing Letter of Credit Accommodations and (ii) declare all of the Obligations due and payable, whereupon (A) the Notes shall mature and become due and payable, together with interest accrued thereon and together with all other amounts payable under any of the Loan Documents, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) the Bank shall have all rights and remedies provided in the Security Documents and other Loan Documents, and all the rights of a secured party under the Uniform Commercial Code or other applicable law. All rights and remedies of the Bank are cumulative and not exclusive and are enforceable, at the Bank's option, alternatively, successively, or concurrently on any one or more occasions and in any order the Bank may determine.

SECTION 10. MISCELLANEOUS

     SECTION 10.1 ACCOUNT STATED. The Bank's books and records showing the accounts between the Bank and the Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth, and the Bank's statements delivered to the Borrower, to the extent to which no written objection is made within thirty (30) days after the date of receipt thereof by the Borrower, shall constitute an account stated between the Bank and the Borrower and be binding on the Borrower. The Bank may apply all payments, proceeds of Collateral and all other amounts received from or for the account of the Borrower or any Guarantor to the Obligations in such order and manner as the Bank shall in its sole discretion determine, except as otherwise provided in this Agreement or any other Loan Document.

     SECTION 10.2 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 10.3 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier, immediately upon sending, provided it is sent on a Business Day, but if not, then immediately upon the beginning of the first Business Day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, one
(1) day after dispatch; and if mailed by United States first class certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this Section 10.3):

     If to the Borrower: Curtice-Burns Foods, Inc.
                     90 Linden Place
                     Rochester, New York 14625
                     Attention: Mr. William D. Rice
                     Senior Vice President and
                     Chief Financial Officer
                     Telecopier: (716) 383-1568

     If to the Bank: Springfield Bank for Cooperatives
                     67 Hunt Street
                     Agawam, Massachusetts 01001
                     Attention: Mr. Roger Murray
                     Telecopier: (413) 789-0140

     SECTION 10.4 NO WAIVER. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

     SECTION 10.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer (except to Curtice-Burns pursuant to the Merger) any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

     SECTION 10.6 ASSIGNMENTS AND PARTICIPATIONS. The Bank shall not assign any of its rights or delegate any of its obligations under this Agreement and the other Loan Documents without the prior consent of the Borrower, which shall not be unreasonably withheld. The Bank may, without the prior consent of the Borrower, sell participations in all or any part of the Loans and Letter of Credit Accommodations or any other interest herein to a bank or other entity. Any such participant shall have, to the extent of such participation, the same rights and benefits as it would have had if it were the Bank hereunder, except as otherwise provided by the terms of such participation; provided, that in the event of any such sale by the Bank of participating interests under the Loan Documents, the Bank's obligations under this Agreement to the Borrower shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Notes for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents; and provided further that no such participant shall be entitled to receive any greater amount pursuant to Section 2.19, 2.21 or 2.23 of this Agreement than the Bank would have been entitled to receive in respect of the amount of the participation transferred to such participant had no such transfer occurred. The Bank may furnish any information concerning the Borrower or any Guarantor in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants). For purposes of this Section 10.6, the consummation of the merger of the Bank with and into CoBank shall not constitute an assignment of the Bank's interest in the Loans and Letter of Credit Accommodations.

     SECTION 10.7 COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, title insurance premiums, filing and recording fees and the reasonable fees and out-of-pocket expenses of counsel for the Bank, incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failing to pay such taxes and fees. This provision shall survive termination of this Agreement.

     SECTION 10.8 INTEGRATION. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto, including, but not limited to, the Commitment Letter, dated September 2, 1994, delivered by the Bank to Parent and accepted by Parent on or about September 15, 1994.

     SECTION 10.9 INDEMNITY. The Borrower hereby agrees to defend, indemnify, and hold the Bank and its officers, directors, employees, affiliates, agents and controlling persons harmless from and against any and all losses, claims, damages, liabilities, judgments, penalties, costs, and reasonable expenses joint or several (including reasonable attorney fees and court costs now or hereafter arising from the enforcement of this clause) to which any such Person may become subject arising directly or indirectly from (a) this

Agreement or the use of the proceeds of the Loans as provided in Sections 2.18, or any related transaction, including, but not limited to, any claim, litigation, investigation or proceeding relating to the Merger and the assistance provided by the Bank under this Agreement in financing the Merger, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that such indemnified parties will not be indemnified for any such losses, claims, damages, liabilities or expenses resulting from the gross negligence or willful misconduct of the Bank and (b) the activities of the Borrower and each of the Guarantors, their respective predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other Person. This indemnity shall survive termination of this Agreement.

     SECTION 10.10 GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflicts of laws principles of said State.

     SECTION 10.11 CONSENT TO JURISDICTION. The Borrower hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement, the Notes or any of the other Loan Documents, or any matter arising therefrom or relating thereto.

     SECTION 10.12 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     SECTION 10.13 [INTENTIONALLY OMITTED].

     SECTION 10.14 SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.15 HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     SECTION 10.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by each of the Borrower and the Bank in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          PF ACQUISITION CORP.

                                          By:          /s/ Roy A. Myers
                                            ____________________________________

                                          Title:            President
                                             ___________________________________

                                          CURTICE-BURNS FOODS, INC.

                                          By:         /s/ William D. Rice
                                            ____________________________________

                                          Title:      Senior Vice President
                                             ___________________________________

                                          SPRINGFIELD BANK FOR COOPERATIVES

                                          By:        /s/ C. Scott Herring
                                            ____________________________________

                                          Title:          Vice President
                                             ___________________________________